     As filed with the Securities and Exchange Commission on September 11, 1997

                                                   Registration No. 333-18829

===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           --------------------


                   Post-Effective Amendment No. 2 on Form S-3

                                    to

                                  Form S-1

      REGISTRATION STATEMENT ON FORM S-3 UNDER THE SECURITIES ACT OF 1933


                            --------------------

                         Titanium Metals Corporation
           (Exact name of registrant as specified in its charter)

          DELAWARE                        3339                   13-5630895
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                            TIMET Capital Trust I
           (Exact name of registrant as specified in its charter)

          DELAWARE                    9999                       84-6301426
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202
                           TELEPHONE: (303) 296-5600
              (Address, including zip code, and telephone number,
            including area code, of Registrant's principal offices)

                           ROBERT E. MUSGRAVES, ESQ.


                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY


                           1999 BROADWAY, SUITE 4300
                             DENVER, COLORADO 80202
                           TELEPHONE: (303) 296-5600
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    copy to:
                            JAMES L. PALENCHAR, Esq.
                     Bartlit Beck Herman Palenchar & Scott
                        511 Sixteenth Street, Suite 700
                             Denver, Colorado 80202
                           Telephone:  (303) 592-3100

         Approximate date of commencement of proposed sale to the public:
May 14, 1997.


         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]

PROSPECTUS

4,025,000 BUCSSM*

TIMET CAPITAL TRUST I

6 5/8% CONVERTIBLE PREFERRED SECURITIES
BENEFICIAL UNSECURED CONVERTIBLE SECURITIES (BUCS)SM*
(LIQUIDATION AMOUNT $50 PER CONVERTIBLE PREFERRED SECURITY)
GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO THE COMMON STOCK OF, TITANIUM METALS CORPORATION


2,661,305 shares

Titanium Metals Corporation Common Stock


         This Prospectus relates to (i) the 6 5/8% Convertible Preferred Securities, Beneficial Unsecured Convertible Securities (BUCS) (the "Convertible Preferred Securities"), liquidation preference $50 per Convertible Preferred Security, which represent undivided beneficial ownership interests in the assets of TIMET Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and the shares of the common stock, par value $.01 per share ("Common Stock") of Titanium Metals Corporation, a Delaware corporation ("TIMET" or the "Company"), issuable upon conversion of the Convertible Preferred Securities, and (ii) 2,661,305 shares of Common Stock offered hereby (the "Offered Common") by two selling stockholders (see "Selling Stockholders"). The Convertible Preferred Securities were issued and sold on November 26, 1996 in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to persons reasonably believed by Salomon Brothers Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co., Incorporated (the "Initial Purchasers") of the Convertible Preferred Securities to be (i) qualified institutional buyers as defined in Rule 144A under the Securities Act, (ii) institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), (iii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act and (iv) to (a) executive officers and directors of the Company who are "accredited investors" as defined in Rule 501(a)(4) under the Securities Act and (b) certain individuals having relationships with the Company (or an executive officer or director thereof) who either (x) are "accredited investors" as defined in Rule 501(a)(5) or (6) under the Securities Act or (y) have such knowledge and experience in financial and business matters that such individuals are capable of evaluating the merits and risks of any prospective investment in the Convertible Preferred Securities.


         The Company directly owns all the common securities issued by the Trust (the "Trust Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from the Company its 6 5/8% Convertible Junior Subordinated Debentures due 2026 (the "Convertible Debentures") having the terms described herein. Upon a Declaration Event of Default (as defined herein), the holders of Convertible Preferred Securities will have a preference over the holders of the Trust Common Securities with respect to distributions and payments upon redemption, liquidation and otherwise.
                                                  (continued on following page)


SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES BEING OFFERED HEREBY.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


*Salomon Inc has filed applications with the United States Patent and Trademark Office for the registration of the Beneficial Unsecured Convertible Securities
(BUCS) and BUCS service marks.



The date of this Prospectus is September   , 1997.

(Continued from previous page)

         The Convertible Preferred Securities and the Common Stock issuable upon conversion of the Convertible Preferred Securities (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus, and the Offered Common may be offered and sold from time to time by the Selling Stockholders or by their transferees, pledgees, donees or their successors. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. The Offered Common may be sold by the Selling Stockholders from time to time on the Nasdaq National Market or directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities or the Offered Common and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Selling Stockholders will receive all of the net proceeds from the sale of the Offered Common and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities and the Offered Common and will not receive any proceeds from such sale. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Common may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Common purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.


         The Convertible Preferred Securities became convertible, at the option of the holder thereof, on February 24, 1997 and will remain convertible prior to redemption. The Convertible Preferred Securities are convertible into shares of common stock, par value $.01 per share (the "Common Stock"), of the Company, at a conversion rate of 1.339 shares of Common Stock for each Convertible Preferred Security (equivalent to approximately $37.34 per share of Common Stock), subject to adjustment in certain circumstances. The Common Stock is listed on the Nasdaq National Market under the symbol "TIMT." On September 10, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $34 3/4.


         Holders of Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6.625% of the liquidation amount of $50 per Convertible Preferred Security payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year. Such distributions began accumulating on November 26, 1996 for the distribution paid March 1, 1997. See "Description of the Convertible Preferred Securities--Distributions." The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by the Company (the "Guarantee") to the extent described under "Description of the Guarantee." The Guarantee covers payments of distributions and other payments on the Convertible Preferred Securities only if the Trust holds assets that are available for distribution to holders of Convertible Preferred Securities, and then only to the extent of such assets. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture (as defined herein) and its obligations under the Declaration (as defined herein), including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. See "Risk Factors--Rights Under the Guarantee." The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock, if any, issued from time to time by the Company. The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company (less than $1 million of which was outstanding at December 31, 1996), and rank pari passu with the Company's other general unsecured creditors. The obligations of the Company under the Convertible Debentures and Guarantee are also effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company's subsidiaries. As of December 31, 1996, the total indebtedness and other liabilities of such subsidiaries aggregated approximately $80 million. The

Convertible Debentures purchased by the Trust may be subsequently distributed pro rata to holders of the Convertible Preferred Securities and Trust Common Securities in connection with the dissolution of the Trust upon the occurrence of certain events.

         The distribution rate and the distribution payment dates and other payment dates for the Convertible Preferred Securities correspond to the interest rate and interest payment dates and other payment dates on the Convertible Debentures, which are the sole assets of the Trust. As a result, if principal or interest is not paid on the Convertible Debentures, no amounts will be paid on the Convertible Preferred Securities. If the Company does not make principal or interest payments on the Convertible Debentures, the Trust will not have sufficient funds to make distributions on the Convertible Preferred Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

         The Company has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time for up to 20 consecutive quarters (an "Extension Period") during which no interest shall be due and payable; provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. If interest payments are so deferred, distributions on the Convertible Preferred Securities will also be deferred. During such Extension Period, distributions will continue to accumulate, compounded quarterly at the distribution rate (to the extent permitted by applicable law). Because TIMET has the right to defer payments of interest for one or more periods of up to 20 consecutive quarters each, all of the stated interest payments on the Convertible Debentures will be treated as "original issue discount" ("OID"). Holders of the Convertible Preferred Securities must include that OID (which OID continues to accrue during an Extension Period) in income daily on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Moreover, if a holder of a Convertible Preferred Security converts such security into Common Stock during an Extension Period, such holder will not be entitled to receive, subject to certain exceptions, any accumulated and unpaid distributions with respect to such security. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Risk Factors--Option to Extend Interest Payment Period," "Description of the Convertible Debentures--Option to Extend Interest Payment Period" and
"United States Federal Income Taxation--Original Issue Discount."

         The Convertible Debentures are redeemable by the Company, in whole or in part, from time to time, on or after December 1, 1999 at the redemption prices specified herein or at any time in whole (but not in part) in certain circumstances upon the occurrence of a Tax Event (as defined herein) at 100% of the principal amount thereof together with accrued and unpaid interest. If the Company redeems Convertible Debentures, the proceeds thereof will simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so redeemed at the applicable redemption price specified herein, together with accumulated and unpaid distributions to the date fixed for redemption. See "Description of the Convertible Preferred Securities--Mandatory Redemption Upon Optional Redemption or Maturity of Convertible Debentures." The Convertible Preferred Securities will be redeemed upon maturity of the Convertible Debentures on December 1, 2026. In addition, upon the occurrence of a Special Event (as defined herein), unless the Convertible Debentures are redeemed in the limited circumstances described herein, the Trust will be dissolved, with the result that the Convertible Debentures will be distributed pro rata to the holders of the Trust Securities in lieu of any cash distribution. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution." In the case of the occurrence of a Special Event that is a Tax Event, the Company will have the right in certain circumstances to redeem the Convertible Debentures, which would result in the redemption by the Trust of Trust Securities in the same amount on a pro rata basis. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures."

         In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Convertible Preferred Securities will be entitled to receive for each Convertible Preferred Security the liquidation amount of $50 plus accumulated and unpaid distributions thereon (compounded quarterly at the distribution rate, if applicable) to the date of payment, unless, in connection with such dissolution, winding up or termination of the Trust, the Convertible Debentures are distributed to the holders of the Trust Securities. See "Description of the Convertible Preferred Securities-- Liquidation Distribution Upon Dissolution."

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. This Web site may be accessed at http://www.sec.gov.

         The Company has agreed that, if at any time while the Offered Securities are "restricted securities" within the meaning of the Securities Act and the Company is not subject to the reporting requirements of the Exchange Act, the Company will furnish to holders of the Offered Securities and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of Offered Securities.

         No separate financial statements of the Trust have been included herein. TIMET does not consider that such financial statements would be material to holders of the Convertible Preferred Securities because (i) all of the voting securities of the Trust are owned, directly or indirectly, by TIMET, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Convertible Debentures issued by TIMET and (iii) the obligations of the Trust under the Trust Securities are fully and unconditionally guaranteed by TIMET to the extent that the Trust has funds available to meet such obligations. See "TIMET Capital Trust I" and "Description of the Guarantee."


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-K for the year ended December 31, 1996 which has been filed by the Company with the Commission and the description of the securities contained in the Company's Registration Statement on Form S-1 (Registration No. 333-18829), as amended on May 29, 1997, are hereby incorporated by reference in this Prospectus.

         In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 31, 1996, and any such documents subsequently filed by the Company prior to the termination of the offering shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents.

         TIMET hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any of the above documents or of any other document incorporated by reference in this Prospectus. Such requests should be addressed to General Counsel, Titanium Metals Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202, telephone number (303) 296-5600.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS



         Certain statements under the caption "Summary," and incorporated in this Prospectus are forward-looking statements or discussions of trends which by their nature involve substantial risks and uncertainties that could significantly impact expected results. Actual future results could differ materially from those described in such forward-looking statements depending on a variety of factors, including those detailed under the caption "Risk Factors," under the captions noted above and elsewhere in this Prospectus. Such factors include the cyclicality of the Company's business and its dependence on the aerospace industry, the sensitivity of the Company's business to industry capacity, the possibility of labor disruptions, control by certain stockholders and possible conflicts of interest, potential difficulties in integrating acquisitions, uncertainties associated with new product development and the supply of raw materials and services.

                                    THE COMPANY



         Titanium Metals Corporation ("TIMET" or the "Company") is one of the world's leading integrated producers of titanium sponge and mill products, has the largest sales volume worldwide and is the largest supplier of titanium to the aerospace and industrial markets. The Company believes it is the low-cost producer of titanium sponge and melt products. Due to its economies of scale, manufacturing expertise and past investment in technology, TIMET believes that it is well-positioned to capitalize on the improved fundamentals in the titanium industry. TIMET's products include: titanium sponge, the basic form of titanium metal used in processed titanium products; titanium ingot and slab, the result of melting sponge and titanium scrap, either alone or with various other alloying elements; and forged and cast products produced from ingot or slab, including billet, bar, flat products (plate, sheet, and strip), extrusions, wire and castings.

         The Company completed its initial public offering of Common Stock in June 1996 (the "Stock Offering"). As a result of the Stock Offering, the outstanding Common Stock is currently held 30.3% by Tremont, 2.1% by UTSC, a consortium of Japanese companies, and 6.4% by IMI. In addition, Tremont and UTSC hold options to acquire all of the outstanding Common Stock held by IMI, shares which are equal to the number of Offered Common ("IMI Options").



         References to the "Company" or "TIMET" in this Prospectus, except where otherwise indicated, (i) include the businesses acquired by the Company from IMI (the "IMI Titanium Business") pursuant to an acquisition completed on February 15, 1996 (the "IMI Titanium Acquisition"), and (ii) include the assets acquired by the Company from Axel Johnson Metals, Inc. ("AJM") pursuant to an acquisition completed on October 1, 1996 (the "AJM Acquisition"). References to the "Company" or "TIMET" in this Prospectus for periods prior to and including December 31, 1995, except when otherwise indicated, exclude the IMI Titanium Business, and such references for periods prior to October 1, 1995, except where otherwise indicated, exclude the businesses acquired in the AJM Acquisition.


         The Company is incorporated in Delaware and its principal offices are located at 1999 Broadway, Suite 4300, Denver, Colorado 80202. Its telephone number is (303) 296-5600.

                                  RISK FACTORS


         See "Risk Factors" beginning on page 12 for a discussion of certain factors that should be considered by prospective purchasers of the securities being offered pursuant to this Prospectus.


                                  THE OFFERING

OFFERED SECURITIES

The Issuer                        TIMET Capital Trust I (the "Trust"), a
                                  Delaware statutory business trust. The assets of the Trust consist solely of the Convertible Debentures of the Company.

Securities Offered                4,025,000 6 5/8% Convertible Preferred
                                  Securities, Beneficial Unsecured Convertible
                                  Securities (BUCS) (the "Convertible Preferred
                                  Securities").

Distributions                     Distributions on the Convertible Preferred
                                  Securities accumulate from November 26, 1996 and are payable at the annual rate of 6.625% of the liquidation amount of $50 per Convertible Preferred Security. Subject to the extension of distribution payment periods described below, distributions will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1, commencing March 1, 1997. Because income accruing with respect to the Convertible
                                  Preferred Securities constitutes interest for
                                  Federal income tax purposes, corporate
                                  holders thereof will not be entitled to a dividends-received deduction for any distributions received on the Convertible
                                  Preferred Securities.

Option to Extend
  Distribution Payment
  Periods The ability of the Trust to pay distributions on the Convertible Preferred Securities is solely dependent on its receipt of interest payments from the Company on the Convertible Debentures. The Company has the right to defer interest payments at any time and from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarters (each, an "Extension Period"), during which no interest shall be due and payable; provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. As a consequence of any such extension, quarterly distributions on the Convertible Preferred Securities will not be made by the Trust (but will continue to accumulate, compounded quarterly at the distribution rate) during any such Extension Period. The
                                  Company will give written notice of its
                                  extension of an interest payment to the Trust and shall cause the Trust to give such notice to the holders of the Convertible Preferred Securities. See "Risk Factors--Option to Extend Interest Payment Period," "Description of the Convertible Preferred Securities-- Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period." Because TIMET has the right to defer payments of interest for one or more periods of up to 20 consecutive quarters each, all of the stated interest payments on the Convertible Debentures will be treated as OID. Holders of the Preferred Convertible Securities must include that OID (which OID continues to accrue during an Extension Period) in income daily on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Moreover, if a holder of a Convertible Preferred Security converts such security into Common Stock during an Extension Period, such holder will not be entitled to receive, subject to certain exceptions, any accumulated and unpaid distributions with respect to such security. See "Risk Factors--Option to Extend Interest Payment Period," "Description of the Convertible Preferred Securities-- Conversion Rights" and

                                  "-- Mandatory Redemption Upon Optional
                                  Redemption or Maturity of Convertible
                                  Debentures" and "United States Federal Income Taxation-- Original Issue Discount."

Rights Upon Extension of
Distribution Payment
Periods During any Extension Period, interest on the Convertible Debentures will compound quarterly and quarterly distributions (compounded quarterly at the distribution rate) will accumulate on the Convertible Preferred Securities, and the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). See "Description of the Guarantee--Certain Covenants of the Company" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

Conversion into Common
  Stock Each Convertible Preferred Security is convertible at the option of the holder into shares of Common Stock, at a conversion rate of 1.339 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of approximately $37.34 per share of Common Stock), subject to adjustment in certain circumstances. At the pricing of the Convertible Preferred Securities on November 20, 1996, the last reported sale price of the Common Stock on the Nasdaq National Market was $29.875. The last reported sale price of the Common Stock on the Nasdaq National Market on April 29, 1997 was $26.25 per share. In connection with any conversion of a Convertible Preferred Security, the Conversion Agent (as defined herein) will exchange such Convertible Preferred Security for the appropriate principal amount of Convertible Debentures held by the Trust and immediately convert such Convertible Debentures into shares of Common Stock. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash. See "Description of the Convertible Preferred Securities--Conversion
                                  Rights." In addition, no additional shares of Common Stock will be issued upon conversion of the Convertible Preferred Securities to account for any accumulated and unpaid distributions on the Convertible Preferred Securities at the time of conversion; provided, however, that any holder of Convertible Preferred Securities who delivers such Convertible Preferred Securities for conversion after receiving a notice of redemption from the Property Trustee (as defined herein) during an Extension Period will be entitled to receive all accumulated and unpaid distributions to the date of conversion. See "Description of the Convertible Debentures--Redemption at the Option of TIMET," "Description of the Convertible Preferred Securities--Conversion
                                  Rights" and "--Mandatory Redemption Upon
                                  Optional Redemption or Maturity of
                                  Convertible Debentures."

Liquidation Amount                In the event of the liquidation of the Trust,
                                  holders will be entitled to receive the
                                  liquidation amount of $50 per Convertible
                                  Preferred Security plus an amount equal to any accumulated and unpaid distributions thereon to the date of payment, unless
                                  Convertible Debentures are distributed to such holders. See "Description of the Convertible Preferred Securities--
                                  Liquidation Distribution Upon Dissolution."

Redemption                        The Convertible Debentures will be redeemable
                                  for cash, at the option of the Company, in whole or in part, from time to time, after December 1, 1999, at the redemption prices specified herein. Upon any redemption of the Convertible Debentures, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed will be redeemed on a pro rata basis at a redemption price corresponding to the redemption price of the Convertible Debentures plus accrued and unpaid interest thereon (the "Redemption
                                  Price").  The Convertible Preferred
                                  Securities do not have a stated maturity date, although they are subject to mandatory redemption upon the repayment of the Convertible Debentures at their stated maturity (i.e., December 1, 2026), upon acceleration of the Convertible Debentures, or upon early redemption of the Convertible
                                  Debentures.  See "Description of the
                                  Convertible Preferred Securities--Mandatory
                                  Redemption Upon Optional Redemption or
                                  Maturity of Convertible Debentures."

Guarantee                         The Company has irrevocably guaranteed, on a
                                  subordinated basis and to the extent set forth herein, the payment in full of (i) any accumulated and unpaid distributions on the Convertible Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption of the Convertible Preferred
                                  Securities to the extent of funds of the Trust available therefor and (iii) generally, the liquidation amount of the Convertible
                                  Preferred Securities to the extent of the assets of the Trust available for distribution to holders of Convertible
                                  Preferred Securities.  The Guarantee is
                                  unsecured and will be (i) subordinate and junior in right of payment to all other liabilities of the Company except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred stock, if any, issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company,
                                  (iii) senior to the Common Stock and (iv) effectively subordinated to all existing and future indebtedness and liabilities, including trade payables, of the Company's subsidiaries. Upon the liquidation, dissolution or winding up of the Company, its obligations under the Guarantee will rank junior to all of its other liabilities, except as aforesaid, and, as a result, funds may not be available for payment under the Guarantee. See "Risk Factors--Subordination of Obligations Under the Guarantee and Convertible Debentures" and "Description of the Guarantee."

Voting Rights                     Generally, holders of the Convertible
                                  Preferred Securities have no voting rights.
                                  See "Description of the Convertible Preferred
                                  Securities--Voting Rights."

Tax Event Redemption;
  Distribution Upon a Tax
  Event or Investment
  Company Event                   Upon the occurrence of a Tax Event or an
                                  Investment Company Event (each as defined herein), except in certain limited circumstances, the Company will cause the Issuer Trustees (as defined herein) to liquidate the Trust and cause Convertible
                                  Debentures to be distributed to the holders of the Convertible Preferred Securities. In certain circumstances involving a Tax Event, the Company will have the right to redeem the Convertible Debentures, in whole (but not in part), at 100% of the principal amount plus accrued and unpaid interest, in lieu of a distribution of the Convertible Debentures, in which event the Trust Securities will be redeemed at the

                                  Redemption Price.  See "Description of the
                                  Convertible Preferred Securities--Special
                                  Event Redemption or Distribution."

Convertible Debentures            The Convertible Debentures mature on December
                                  1, 2026 and bear interest at the rate of 6.625% per annum, payable quarterly in arrears. The Convertible Debentures have provisions with respect to interest, redemption, conversion into the Common Stock and certain other terms substantially similar or analogous to those of the Convertible
                                  Preferred Securities.  Interest payment
                                  periods may be extended from time to time by the Company for successive periods not exceeding 20 consecutive quarters for each such period (during which interest will continue to accrue and compound quarterly).
                                  Prior to the termination of any Extension
                                  Period, the Company may further extend such Extension Period; provided that such
                                  Extension Period may not exceed 20
                                  consecutive quarters and may not extend
                                  beyond the maturity date of the Convertible
                                  Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to certain limitations. No interest shall be due and payable during an Extension Period. During an Extension Period, the Company has agreed, among other things, (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common
                                  Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock,
                                  (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or
                                  (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities
                                  (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). The Convertible Debentures will be subordinate to all Senior Indebtedness (as defined herein) of the Company and effectively subordinated to all existing and future indebtedness and liabilities, including trade payables, of the Company's subsidiaries.

Use of Proceeds                   Neither the Company nor the Trust will
                                  receive any proceeds of the sale of the
                                  Offered Securities.

OFFERED COMMON


Common Stock offered by the
  Selling Stockholders:           2,661,305


Common Stock outstanding
 after the sale of the Offered
 Common(1):                       31,456,655 Shares

Use of Proceeds:                  The Company will not receive any proceeds
                                  from the sale of the Offered Common

Nasdaq National Market Symbol:    TIMT

(1) The number of outstanding shares of Common Stock as of September 1, 1997. Does not include 5,389,475 shares of Common Stock reserved for issuance upon conversion of the Convertible Preferred Securities and approximately 900,000 shares of Common Stock reserved for issuance upon exercise of outstanding stock options held by the Company's directors and employees.

                                  RISK FACTORS

         In addition to the other information contained in, or incorporated by reference into, this Prospectus, prospective investors should consider carefully the risk factors set forth below before making an investment in the securities offered pursuant to this Prospectus.

CYCLICALITY; DEPENDENCE ON AEROSPACE INDUSTRY


         Demand for the Company's titanium products is cyclical and is affected by, among other things, the cyclical activity in the commercial and military aerospace industry, particularly the strength of orders from commercial airlines and aircraft leasing companies. Sales of the Company's products (excluding sponge) to the commercial and military aerospace industry accounted for approximately 70%, 60%, 60%, 62% and 60% of the Company's total sales in 1992, 1993, 1994, 1995 and 1996, respectively. Historically, commercial airlines' orders for new aircraft have tended to be driven by the operating profits or losses of the respective airlines. Purchases by customers in the military aerospace sector tend to be driven by defense budgets. Events adversely affecting the aerospace industry, such as reduced orders from commercial airlines resulting from operating losses at the airlines, or reduced military spending, could have a material adverse effect on the business, financial condition, results of operations and cash flows of the Company.



HISTORY OF LOSSES PRIOR TO 1996; DEFICIENCY OF EARNINGS AVAILABLE TO COVER FIXED CHARGES PRIOR TO 1996



         During the early 1990s, when the titanium industry was in a severe downturn, the Company incurred net losses of $.1 million, $25.7 million, $20.2 million, $43.1 million and $4.2 million in 1991, 1992, 1993, 1994 and 1995, respectively. Similarly, the IMI Titanium Business reported net losses of $11.2 million, $15.0 million and $32.8 million in 1993, 1994 and 1995, respectively. On a pro forma basis, giving effect to the IMI Titanium Acquisition and the AJM Acquisition, the Company incurred a net loss of $48.6 million in 1995, including restructuring and other special charges. From 1993 to 1995 the combined losses of the Company, the IMI Titanium Business, RMI Titanium Company ("RMI") and Oregon Metallurgical Company ("Oremet") were $181.3 million. Prior to the last industry upturn in 1988 through 1990, the Company, excluding the IMI Titanium Business, reported aggregate losses from continuing operations of $18.1 million from 1984 through 1987. The Company's earnings were insufficient to cover its fixed charges in each of 1991 through 1995. The amount of coverage deficiency for the five fiscal years was $.1 million in 1991, $18.3 million in 1992, $25.6 million in 1993, $42.4 million in 1994 and $5.1 million in 1995. While there can be no assurance that additional losses will not be incurred in future periods, the Company had net income of $47.6 million during 1996 and $36 million during the six months ended June 30, 1997.



         The ability of the Company to continue to be profitable in the future is dependent upon, among other things: market demand and prices for titanium products, particularly demand and pricing in the aerospace industry; the Company's ability to increase prices for titanium products to a level that exceeds any increases in production costs; avoidance of any material adverse developments in the capacity utilization for the production of titanium sponge or availability of titanium scrap; the absence of titanium market instabilities associated with titanium sponge and scrap from Russia and other countries comprising the former Soviet Union; and the absence of a general economic downturn in North America, Europe or the rest of the world.




HIGHLY COMPETITIVE INDUSTRY


         The titanium metals industry is highly competitive on a worldwide basis as a result of many factors, particularly the historical presence of excess capacity in the industry, which has intensified price competition for available business at low points in the business cycle. Integrated and non-integrated producers of mill products are located primarily in the United States, Japan, Russia, Europe and China (the Company considers an integrated producer one that produces both titanium sponge and ingot). The Company is one of two integrated producers in the United States and one of four in the world. There are also a number of non-integrated producers that produce mill products from purchased sponge, scrap or ingot. The Company believes that the sponge production capacity and actual production in the former Soviet Union may be as much as one-half of aggregate worldwide levels and that significant unused production capacity may exist in this region. Russia is also known to have significant melting and mill products production capacity.

SUBORDINATION OF OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE DEBENTURES; DEPENDENCE UPON PAYMENTS ON CONVERTIBLE DEBENTURES


         TIMET's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of TIMET and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by TIMET. The obligations of TIMET under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness of TIMET. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made if (i) any Senior Indebtedness of TIMET is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, (ii) the maturity of any Senior Indebtedness has been accelerated because of a default or (iii) if an event of default has occurred and is continuing under the Company's U.S. credit facility or any refinancing of the U.S. credit facility in the bank credit market (including institutional participants therein) that would permit the lenders under the U.S. credit facility or such refinancing to accelerate the maturity thereof or demand payment in full. As of June 30, 1997, TIMET had no Senior Indebtedness outstanding under its U.S. credit facility. The obligations of the Company under the Guarantee and the Convertible Debentures are also effectively subordinated to all existing and future indebtedness, including trade payables, of the Company's subsidiaries. There are no terms in the Convertible Preferred Securities, the Convertible Debentures or the Guarantee that limit the ability of TIMET or its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Convertible Debentures and the Guarantee, or to grant security interests to secure outstanding or new indebtedness. See "Description of the Guarantee-- Status of the Guarantee; Subordination," and "Description of the Convertible Debentures--Subordination." The ability of the Trust to pay amounts due on the Convertible Preferred Securities is wholly dependent upon TIMET's making payments on the Convertible Debentures as and when required.

RIGHTS UNDER THE GUARANTEE

         It is expected that, at the time this Registration Statement becomes effective, the Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Chase Manhattan Bank is acting as indenture trustee under the Guarantee (the "Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

         Under the Guarantee, TIMET guarantees the holders of the Convertible Preferred Securities the payment of (i) any accumulated and unpaid distributions that are required to be paid on the Convertible Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accumulated and unpaid distributions with respect to Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or a redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Convertible Preferred Securities to the date of the payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Convertible Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. In addition, any record holder of Convertible Preferred Securities may institute a legal proceeding directly against TIMET to enforce the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If TIMET were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement (1) by the Property Trustee of its rights as registered holder of the Convertible Debentures against TIMET pursuant to the terms of the Convertible Debentures or (2) by such holder of its right of direct action against TIMET to enforce payments on a portion of the Convertible Debentures. See "Description of the Guarantee" and "Description of the Convertible Debentures." The Declaration (as defined herein) provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

         If (i) the Trust fails to pay distributions in full on the Convertible Preferred Securities (other than pursuant to a permitted deferral) or (ii) a Declaration Event of Default occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Property Trustee of its rights as holder of the Convertible Debentures against TIMET. In addition, the holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of TIMET to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then the registered holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, TIMET will be subrogated to the rights of such holders of

Convertible Preferred Securities under the Declaration to the extent of any payment made by TIMET to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. The Indenture provides that the Indenture Trustee (as defined herein) shall give holders of the Convertible Debentures notice of all uncured defaults or events of default within 30 days after occurrence. However, except in the case of a default or an event of default in payment on the Convertible Debentures, the Indenture Trustee is protected in withholding such notice if its officers or directors in good faith determine that withholding of such notice is in the best interests of the holders. See "Description of the Convertible Preferred Securities--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as TIMET shall not be in default in the payment of interest on the Convertible Debentures, TIMET has the right under the Indenture (as defined herein) to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Convertible Preferred Securities would be deferred (but despite such deferral would continue to accumulate with interest thereon at the distribution rate, compounded quarterly) by the Trust during any such extended interest payment period (an "Extension Period"). Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters (although new Extension Periods may be commenced as described below). In the event that TIMET exercises this right to defer interest payments, then (a) TIMET shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by TIMET of its obligations under any employee benefit plans, (ii) as a result of a reclassification of TIMET capital stock or the exchange or conversion of one class or series of TIMET capital stock for another class or series of TIMET capital stock or (iii) the purchase of fractional interests in shares of TIMET capital stock pursuant to the conversion or exchange provisions of such TIMET capital stock or the security being converted or exchanged), (b) TIMET shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by TIMET that rank pari passu with or junior to the Convertible Debentures and (c) TIMET shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, TIMET may further extend such Extension Period; provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, TIMET may commence a new Extension Period, subject to the foregoing restrictions. See "Description of the Convertible Preferred Securities-- Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

ORIGINAL ISSUE DISCOUNT

         Because TIMET has the right to defer payments of interest for one or more periods of up to 20 consecutive quarters each, all of the stated interest payments on the Convertible Debentures will be treated as OID. As a result, each holder of Convertible Preferred Securities will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Should TIMET exercise its right to defer payments of interest by extending the interest payment period, each holder of Convertible Preferred Securities will continue to accrue income as OID in respect of the deferred and compounded interest allocable to its Convertible Preferred Securities for United States Federal income tax purposes, which will be allocated but not distributed, to holders of record of Convertible Preferred Securities. See "United States Federal Income Taxation--Original Issue Discount."

         TIMET has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Debentures. However, should TIMET determine to exercise such right in the future, the market price of the Convertible Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) is likely to be adversely affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of TIMET's right to defer interest payments, the market price of the Convertible Preferred Securities may be more volatile than other securities on which OID accrues that do not have such rights.

TAX LEGISLATION

         On August 5, 1997, President Clinton signed into law the Taxpayer Relief Act of 1997 (H.R. 2014), that among other things, contained legislation that denies the tax deduction for interest or OID on certain debt instruments that may be payable in equity of the issuer or a related party. While the scope of this provision is uncertain, this provision is only effective for instruments issued after June 8, 1997 and accordingly not applicable to the Convertible Debentures. If legislation were enacted that adversely affects the tax treatment of the Convertible Debentures, the Trust might distribute the Convertible Debentures to holders of the Convertible Preferred Securities or, in certain circumstances, TIMET might redeem the Convertible Debentures, in which case the Trust would distribute the resulting cash in redemption of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution."



SPECIAL EVENT DISTRIBUTION; TAX EVENT REDEMPTION

         Upon the occurrence of a Special Event (as defined herein), the Trust could be dissolved (with the consent of TIMET), except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, TIMET would have the right to redeem the Convertible Debentures, in whole or in part, in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust would redeem the Trust Securities on a pro rata basis to the same extent as the Convertible Debentures are redeemed by TIMET. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution."

         Under current United States Federal income tax law, a distribution of Convertible Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Convertible Preferred Securities. Upon occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Convertible Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

         There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of Convertible Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained in this Prospectus. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" and "Description of the Convertible Debentures--General."

VOTING RIGHTS

         Except as provided under the Trust Act (as defined herein) and the Trust Indenture Act, as described under "Description of the Convertible Preferred Securities--Voting Rights" and "Description of the Guarantee-- Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of Convertible Preferred Securities have no voting rights and are not entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Issuer Trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities.

TRADING CHARACTERISTICS OF CONVERTIBLE PREFERRED SECURITIES

         The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. In addition, as a result of TIMET's right to defer interest payments on the Convertible Debentures, which would result in a corresponding deferral of distributions in the Convertible Preferred Securities, the market price of the Convertible Preferred Securities may be more volatile than other similar securities where the issuer does not have such right to defer distributions. A holder who disposes of his Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID) and to add such amount to his adjusted tax basis in his pro rata share of the underlying Convertible Debentures deemed disposed of, but will not be entitled to receive the cash from the Trust related to such income. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for Federal income tax purposes. See "United States Federal Income Taxation--Original Issue Discount" and "--Sales of Convertible Preferred Securities."

LACK OF PUBLIC MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES;
LIMITATIONS ON TRANSFER

         There is no existing trading market for the Convertible Preferred Securities, and there can be no assurance regarding the future development of a market for the Convertible Preferred Securities, or the ability of holders of the Convertible Preferred Securities to sell such securities or the price at which such holders may be able to sell such securities. If such a market were to develop, the Convertible Preferred Securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the price of TIMET's Common Stock, TIMET's financial condition and results of operations and the market for similar securities. The Initial Purchasers have advised TIMET that they currently intend to make a market in the Convertible Preferred Securities. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the Convertible Preferred Securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Convertible Preferred Securities or that an active public market for such securities will develop. In addition, the Company does not intend to apply (and is not obligated to apply) for listing or quotation of the Convertible Preferred Securities on any securities exchange or stock market.

LABOR


         A significant portion of the Company's employees work under collectively bargained agreements. The Company's sales and operating results were adversely affected from late 1993 through the beginning of 1995 due to work stoppages at its Henderson, Nevada and Ohio plants. The work stoppage at the Nevada facility lasted for nine months and the work stoppage at the Ohio facility lasted for ten weeks. Each of these facilities is material to the Company's operations, and the Henderson facility includes all of the Company's titanium sponge production capacity. The Company's current labor agreements in Henderson, Nevada and Ohio expire in 2000 and 2002, respectively.



         While the Company currently considers its employee relations to be satisfactory, there can be no assurance that new collective bargaining agreements will be negotiated or that the results of such new agreements or any work stoppages in connection with the expiration of such agreements would not have a material and adverse effect on the business, financial condition, results of operations or cash flows of the Company.

CONTROL BY CERTAIN STOCKHOLDERS; POSSIBLE CONFLICTS OF INTEREST


         Of the 31.5 million shares of Common Stock outstanding, approximately 30.3% is held by Tremont, 2.1% by UTSC, 6.4% by IMI and .4% by members of the Company's management. Tremont and UTSC have an option expiring in 1999 to acquire the balance of the shares held by IMI at $7.95 per share (Tremont's option applies to approximately 75% of such shares and UTSC's option applies to approximately 25% of such shares). Pursuant to an agreement entered into among the Company, IMI and Tremont, IMI is currently obligated to vote its shares of Common Stock in favor of four Tremont nominees to the TIMET Board of Directors. The Board of Directors is entitled to fill any vacancies on the Board of Directors. Tremont may be deemed to control the Company. Approximately 47.6% of Tremont's outstanding common stock is held by Contran Corporation ("Contran"), subsidiaries of Contran, and entities or persons related to Harold
C. Simmons, which may be deemed to control Tremont. Contran may be deemed to be controlled by Harold C. Simmons. Certain of the Company's executive officers and directors also serve as executive officers and directors of Tremont.


ENVIRONMENTAL REGULATION


         Risk of environmental damage is inherent in the Company's operations. The Company uses and produces substantial quantities of substances, chemicals and compounds that are considered hazardous or toxic under Federal, state and local environmental and worker safety and health laws and regulations. In addition, at the Company's Henderson, Nevada facility, the Company produces and uses substantial quantities of titanium tetrachloride, a material classified as extremely hazardous under Federal environmental laws. The Company has used such substances and compounds throughout the history of its operations and may be responsible for remediation as a result of past releases or disposal practices. Moreover, the Company's Henderson, Nevada facility is located within an area that is potentially contaminated as a result of the historical operations of the Company and other industrial and chemical manufacturing businesses. While the Company takes environmental, safety and health precautions appropriate for the industry, the Company's operations pose an ongoing risk of accidental releases of, and worker exposure to, hazardous or toxic substances. In addition, the Company is subject to a wide range of government environmental requirements, including the extensive regulation of air and water emissions and waste management. There is a risk that such requirements, or enforcement thereof, may become more stringent in the future. There can be no assurances that some, or all, of the risks discussed under this heading will not result in liabilities that would be material to the Company's business, results of operations, financial condition or cash flows.

NO ASSURANCE OF NEW PRODUCT DEVELOPMENT

         In an effort to lessen its dependence on the aerospace industry and to increase participation in other markets, the Company, its competitors and end-users are devoting significant efforts and resources to developing new markets and applications for titanium, certain of which are still in the preliminary stages. Developing these emerging applications involves substantial risk and uncertainties due to the fact that titanium must compete with less expensive alternative materials in these potential applications. There can be no assurances the Company will be able to develop new markets and applications for its products, or as to the time required for such development, or as to the extent to which it will face competition in this regard. If the Company is unable to develop these markets to a substantial degree, management expects the Company's business to be largely dependent on the cyclical aerospace industry.

DEPENDENCE ON OTHERS FOR CERTAIN RAW MATERIALS AND SERVICES


         While the Company is one of six major worldwide producers of titanium sponge, a basic raw material in the production of titanium ingot and mill products, under current market conditions it cannot supply all of its needs for titanium sponge internally and is dependent, therefore, on third parties for a portion of its titanium sponge needs. Substantially all of the Company's supply of titanium-containing rutile ore, one of the primary raw materials used in the production of titanium sponge, is currently purchased from a limited number of suppliers. Although the Company believes that the availability of rutile is adequate in the near-term, there can be no assurance that the Company will not experience interruptions of its raw material supplies. An interruption in the Company's supply of rutile and titanium sponge could have a material adverse effect on the Company's business, operating results, financial condition and cash flows.



         The Company is dependent upon the services of outside processors to perform important processing functions with respect to certain of its products. In particular, the Company currently relies upon a limited number of processors to perform certain rolling steps with respect to some of its plate, sheet, and strip products, and upon a single processor to perform certain finishing and conditioning steps with respect to certain slab products. Although the Company believes that there are numerous metal producers with the capability to perform these same processing functions, arranging for an alternative processor or, in the case of the slab products, possibly installing comparable capabilities, could take several months and any interruption in these functions could have a material and adverse effect on the Company's business, results of operations, financial condition and cash flows in the short term.



VOLATILITY OF SHARE PRICE

         The trading price of TIMET's shares may be affected by the factors noted above as well as prevailing economic and financial trends and conditions in the public securities markets. Shortfalls in revenues or earnings from the levels anticipated by the public markets could have an immediate and significant effect on the trading price of TIMET's shares in any given period. Such shortfalls may result from events that are beyond TIMET's immediate control and can be unpredictable. In addition, the prices at which the Common Stock trades and the volatility thereof may be affected by trading in the common stocks of Tremont and NL Industries, Inc. ("NL"), a company which may be deemed to be, with TIMET, under common control by Tremont and subsidiaries of Contran. Further, factors such as announcements by TIMET of quarterly variations in its financial results and changes in general market conditions, among other things, could cause the market price of the Common Stock to fluctuate significantly. In recent years, the stock market has experienced significant price and volume fluctuations.

                                USE OF PROCEEDS

         Neither the Company nor the Trust will receive any proceeds from the sale of the Offered Securities or the Offered Common.



                             TIMET CAPITAL TRUST I

         The Trust is a statutory business trust formed under the laws of the State of Delaware pursuant to (i) a declaration of trust (as amended and restated, the "Declaration") executed by the Company as sponsor of the Trust, and the trustees of the Trust (the "Issuer Trustees"), and (ii) a certificate of trust filed with the Secretary of State of the State of Delaware. The Company directly owns Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust Common Securities rank pari passu, and payment will be made thereon pro rata, with the Convertible Preferred Securities, except that, upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--Subordination of Trust Common Securities." The assets of the Trust consist solely of the Convertible Debentures. The Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

         Pursuant to the Declaration, the number of Issuer Trustees initially is five. Three of the Issuer Trustees (the "Regular Trustees") are and will continue to be individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee will be a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Currently, Joseph

S. Compofelice, Vice President and Chief Financial Officer, Robert E. Musgraves, Vice President, General Counsel and Secretary, and Mark A. Wallace, Vice President--Strategic Change, are acting as Regular Trustees. Currently, The Chase Manhattan Bank, a New York banking corporation, will act as Property Trustee and Chase Manhattan Bank Delaware, a Delaware banking corporation, are acting as Delaware Trustee, until, in each case, removed or replaced by the holder of the Trust Common Securities. The Chase Manhattan Bank is also acting as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee"). See "Description of the Convertible Preferred Securities" and "Description of the Guarantee."

         The Property Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Trustee Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. The Company, as the holder of all the Trust Common Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at least two. The Company will pay all fees and expenses related to the Trust and the offering of the Convertible Preferred Securities. See "Description of the Convertible Debentures."

         The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Convertible Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act. It is expected that, at the time this Registration Statement becomes effective, the Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act.

         The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company.

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

         The Convertible Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference certain terms of the Trust Indenture Act, and is qualified under the Trust Indenture Act. The Property Trustee, The Chase Manhattan Bank, is acting as indenture trustee for the Convertible Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Convertible Preferred Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Convertible Preferred Securities is subject to, and qualified in its entirety by reference to, the Declaration, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

         The Declaration authorizes the Regular Trustees to issue the Trust Securities on behalf of the Trust. The Convertible Preferred Securities represent undivided beneficial ownership interests in the assets of the Trust and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Trust Common Securities, as well as other benefits as described in the Declaration. The Convertible Preferred Securities were issued in fully registered form without coupons.

         All of the Trust Common Securities are owned by the Company. The Trust Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Convertible Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the

Trust Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of Convertible Preferred Securities. See "-- Subordination of Trust Common Securities." Title to the Convertible Debentures will be held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee will be held by The Chase Manhattan Bank, as the Guarantee Trustee, for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover the payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is (i) to vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Debentures or
(ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "-- Voting Rights."

         The Declaration does not contain covenants or provisions (such as limitations on the incurrence of indebtedness or liens, asset sales or the issuance and sale of subsidiary stock) that afford holders of Convertible Preferred Securities protection in the event of a highly leveraged transaction or other similar transactions involving TIMET that could adversely affect such holders.

DISTRIBUTIONS

         Distributions on Convertible Preferred Securities are fixed at a rate per annum of 6.625% of the stated liquidation amount of $50 per Convertible Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at a rate per annum of 6.625% thereof compounded quarterly. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the Convertible Preferred Securities are cumulative and will be payable quarterly in arrears on each March 1, June 1, September 1 and December 1, when, as and if available for payment, by the

Property Trustee, except as otherwise described below. The Company has the right under the Indenture to defer interest payments from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarterly interest periods (each, an "Extension Period") during which no interest (excluding for such purposes, Additional Interest, if any) shall be due and payable; provided that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. As a consequence of such extension, quarterly distributions on the Convertible Preferred Securities will be deferred during any such Extension Period (although such distributions will continue to accumulate with interest since interest will continue to accrue on the Convertible Debentures and will be compounded quarterly). The Company has agreed that, in the event that the Company exercises this right, during such Extension Period it will, among other things (a) not declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension Period may not extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period of up to 20 consecutive quarters, subject to the above restrictions. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures--Interest" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period." If distributions are deferred, the accumulated distributions and accrued interest thereon shall be paid to the holders of record of Convertible Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

         Distributions on the Convertible Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Trustee Account. Amounts available to the Trust for distribution to the holders of the Convertible Preferred Securities will be limited to payments received by the Trust from the Company in respect of the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company, as set forth under "Description of the Guarantee."

         Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which generally will be the February 15, May 15, August 15 and November 15 prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Payment and Paying Agents" below. In the event that any date on which distributions are payable on the Convertible Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York or in Chicago, Illinois are authorized or required by law to close.

CONVERSION RIGHTS

         General. Convertible Preferred Securities are convertible at any time after 90 days following November 26, 1996 and prior to 5:00 p.m. (New York City time) on the fifth Business Day immediately preceding the date of repayment of such Convertible Preferred Securities, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), at the option of the holder thereof and in the manner described below, into shares of Common Stock at an initial conversion rate of 1.339 shares of Common Stock for each Convertible Preferred Security (equivalent to a conversion price of approximately $37.34 per share of Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below. The Trust has covenanted in the Declaration not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent (the "Conversion Agent"), by a holder of Convertible Preferred Securities. A holder of a Convertible Preferred Security wishing to exercise its conversion right must deliver an irrevocable notice of conversion, together, if the Convertible Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent, which shall, on behalf of such holder, exchange such Convertible Preferred Security for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Common Stock. Holders may obtain copies of the required form of the notice of conversion from the Conversion Agent. Procedures for converting book-entry Convertible Preferred Securities into shares of Common Stock differ, as described under "--Book-Entry Only Issuance-- The Depository Trust Company."

         Holders of Convertible Preferred Securities at 5:00 p.m. (New York City time) on a distribution record date will be entitled to receive the distribution payable on such Convertible Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Convertible Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities; provided, however, that any holder of Convertible Preferred Securities who delivers such Convertible Preferred Securities for conversion after receiving a notice of redemption from the Property Trustee during an Extension Period will be entitled to receive all accumulated and unpaid distributions to the date of conversion. Each conversion will be deemed to have been effected immediately prior to 5:00 p.m. (New York City time) on the day on which the related conversion notice was received by the Conversion Agent.

         Shares of Common Stock issued upon conversion of Convertible Preferred Securities will be validly issued, fully paid and nonassessable. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the last reported sale price of Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

         Conversion Price Adjustments--General. The conversion price is subject to adjustment in certain events, including (a) the issuance of shares of Common Stock as a dividend or a distribution with respect to any class of capital stock of the Company, (b) subdivisions, combinations and reclassification of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them to subscribe for shares of Common Stock at less than the then Current Market Price (as defined below) of the Common Stock, (d) the distribution to holders of Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 15% of the Current Market Price of Common Stock as of the trading day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company for Common Stock at a price in excess of 110% of the then Current Market Price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. "Current Market Price" means the average of the daily closing prices for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.

         The Company may, at its option, make such reductions in the conversion price as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Taxation-- Adjustment of Conversion Price."

         No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan. No adjustment in the conversion price will be required unless adjustment would require a change of at least 1% in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities.

         Conversion Price Adjustments--Merger, Consolidation or Sale of Assets of the Company. In the event that the Company shall be a party to any transaction (including, without limitation, and with certain exceptions (a) a recapitalization or reclassification of the Common Stock, (b) consolidation of the Company with, or merger of the Company into, any other Person, or any merger of another Person into the Company, (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing being referred to as a "Transaction"), then the holders of Convertible Preferred Securities then outstanding shall have the right to convert the Convertible Preferred Securities into the kind and amount of securities, cash or other property receivable upon the consummation of such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Preferred Securities immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities in the future. For example, if the Company were acquired in a cash merger, each Convertible Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of the Company and other factors.

         Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Convertible Preferred Securities or to the holders of Common Stock. See "United States Federal Income Taxation-- Adjustment of Conversion Price."

MANDATORY REDEMPTION UPON OPTIONAL REDEMPTION OR MATURITY OF CONVERTIBLE DEBENTURES

         The Convertible Debentures mature on December 1, 2026 and may be redeemed, in whole or in part, at any time after December 1, 1999 or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Tax Event), the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so repaid or redeemed at the applicable Redemption Price; provided that holders of the Trust Securities shall be given not less than 15 nor more than 60 days' notice of such redemption. See "--Special Event Redemption or Distribution," "--Redemption Procedures," and "Description of the Convertible Debentures-- General" and "--Redemption at the Option of TIMET."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

         If, at any time, a Tax Event or an Investment Company Event (each, a "Special Event") shall occur and be continuing, the Trust shall, unless the Convertible Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors, if any, of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to the accumulated and unpaid distributions on, and having the same record date for payment as, the Convertible Preferred Securities and the Trust Common Securities outstanding at such time would be distributed on a pro rata basis to the holders of the Convertible Preferred Securities and the Trust Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Convertible Preferred Securities will not recognize any income, gain or loss for Federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures; and, provided further, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for Federal income tax purposes (determined without regard to the use made by the Company of the proceeds from the sale of the Convertible Debentures) even if the Convertible Debentures were distributed to the holders of Convertible Preferred Securities and Trust Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 15 nor more than 60 days' notice, to redeem the Convertible Debentures, in whole (but not in part), at 100% of the principal amount plus accrued and unpaid interest, within 90 days following the occurrence of such Tax Event, and promptly following such redemption, the Convertible Preferred Securities and Trust Common Securities will be redeemed by the Trust; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure that, in the sole judgment of the Company, has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Company or the Trust will pursue such measure in lieu of redemption.

         "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated or issued or which interpretation or pronouncement is issued or adopted or which action is taken, in each case, after November 20, 1996 (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to Federal income tax with respect to income accrued or received on the Convertible Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by the Company to the Trust on the Convertible Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company for Federal income tax purposes (determined without regard to the use made by the Company of the proceeds of the Convertible Debentures). Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company for Federal income tax purposes to defer taking a deduction for any OID that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in money; provided that such Change in Tax Law does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in money.

         "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Law becomes effective on or after November 20, 1996.

         On the date fixed for any distribution of Convertible Debentures, upon dissolution of the Trust, (i) the Convertible Preferred Securities and the Trust Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent beneficial interests in the Convertible Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to the accumulated and unpaid distributions on, such Trust Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

         There can be no assurance as to the market price for the Convertible Debentures that may be distributed in exchange for Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures that an investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Trust Securities exchanged.

REDEMPTION PROCEDURES

         The Trust may not redeem fewer than all of the outstanding Convertible Preferred Securities unless all accumulated and unpaid distributions have been paid on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date fixed for redemption.

         In the event of any redemption in part, the Trust shall not be required (i) to issue, register the transfer of or exchange any Convertible Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at 5:00 p.m. New York City time on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed or (ii) to register the transfer of or exchange any Convertible Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part.

         If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures, then, by 12:00 noon, New York City time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Convertible Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any Certificated Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Convertible Preferred Securities will continue to accumulate at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for calculating any premium).

         In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata.

         Subject to the foregoing and applicable law (including, without limitation, Federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF TRUST COMMON SECURITIES

         Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation amount of the Trust Securities; provided, however, that, if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Trust Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Trust Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Convertible Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Convertible Preferred Securities, the full amount of such amount in respect of all outstanding Convertible Preferred Securities shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Convertible Preferred Securities then due and payable.

         In the case of any Declaration Event of Default, the holder of Trust Common Securities will be deemed to have waived any such Declaration Event of Default until all such Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Convertible Preferred Securities and not the holder of the Trust Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of the Trust (each a "Liquidation"), the then holders of the Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Convertible Preferred Security plus accumulated and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to the accumulated and unpaid distributions on, the Convertible Preferred Securities have been distributed on a pro rata basis to the holders of the Convertible Preferred Securities.

         If, upon any such Liquidation Distribution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Trust Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Trust Common Securities with regard to such distributions.

         Pursuant to the Declaration, the Trust shall terminate (i) upon the bankruptcy of the Company; (ii) upon the filing of a certificate of dissolution or its equivalent with respect to the Company, the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Convertible Preferred Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the certificate of incorporation of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof; (iii) upon the entry of a decree of judicial dissolution of the Company or the Trust; (iv) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof, shall have been paid to the Holders in accordance with the terms of the Trust Securities; (v) upon the occurrence and continuation of a Tax Event pursuant to which the Trust shall have been dissolved in accordance with the terms of the Declaration and all of the Convertible Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities; or (vi) the expiration of the term of the Trust on December 1, 2033.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

         The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity or person, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state of the United States or the District of Columbia; provided that (i) the Convertible Preferred Securities or any substitute securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Convertible Preferred Securities are then listed or quoted, (ii) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iii) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect and (iv) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee and experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities), including the limited liability of such holders, in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will be treated as a grantor trust for Federal income tax purposes; and, provided further, that if the Trust is not the survivor, (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes Successor Securities for the Convertible Preferred Securities, so long as the Successor Securities rank the same as the Convertible Preferred Securities rank with respect to distributions, assets and payments upon liquidation, redemption and otherwise,
(ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures, (iii) such successor entity has a purpose substantially identical to that of the Trust and (iv) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for Federal income tax purposes.

DECLARATION EVENTS OF DEFAULT

         An Indenture Event of Default (as defined under "Description of Convertible Debentures--Indenture Events of Default") constitutes a "Declaration Event of Default"; provided that pursuant to the Declaration, the holder of the Trust Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Trust Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, therefore, the Indenture. The Property Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default.

         If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

         Upon the occurrence of a Declaration Event of Default, the Property Trustee, as the holder of the Convertible Debentures, will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

         Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantee--Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities have no voting rights.

         Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee and direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Debentures where such consent shall be required; provided, however, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Convertible Preferred Securities that is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or take such action. The Property Trustee shall be under no obligation to revoke any action previously authorized or approved by a vote of the holders of the Convertible Preferred Securities or take any action in accordance with the directions of the holders of the Convertible Preferred Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and each holder will be treated as owning an undivided beneficial interest in the Convertible Debentures.

         In the event the consent of the Property Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of each holder of Convertible Debentures, the Property Trustee may only give such consent at the direction of each holder of Trust Securities. The Property Trustee shall not take any such action in accordance with the direction of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States Federal income tax purposes.

         A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth: (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought, and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

         Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

         The procedures by which holders of Convertible Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

         Holders of the Convertible Preferred Securities have no right to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company as the holder of the Trust Common Securities.

MODIFICATION OF THE DECLARATION

         The Declaration may be modified and amended if approved by a majority of the Regular Trustees (and, in certain circumstances, the Property Trustee and the Delaware Trustee); provided that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, however, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Trust Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for Federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed an "investment company" that is required to be registered under the Investment Company Act.

REGISTRATION RIGHTS


         The Company and the Trust have agreed, pursuant to a registration agreement (the "Registration Agreement") with the Initial Purchasers, for the benefit of the holders of the Convertible Preferred Securities, that (i) the Company and the Trust would, at the Company's expense, within 90 days after November 26, 1996, file a registration statement (a "Shelf Registration Statement") covering resales of the Convertible Preferred Securities (together with the Guarantee), the Convertible Debentures and the Common Stock issuable upon conversion thereof pursuant to Rule 415 under the Securities Act, (ii) the Company and the Trust would use best efforts to cause such Shelf Registration Statement to be declared effective by the Commission within 180 days after November 26, 1996 and (iii) the Company and the Trust would maintain such Shelf Registration Statement continuously effective under the Securities Act until the earliest of (x) November 26, 1999, (y) such date as restrictions on resales shall terminate pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or (z) such date as of which all the Convertible Preferred Securities, Convertible Debentures or the Common Stock issued upon conversion thereof have been sold pursuant to such Shelf Registration Statement. This Prospectus is part of the Shelf Registration Statement filed in connection with these requirements.

Pursuant to clause (iii) above, however, if the Company and the Trust fail to keep the Shelf Registration Statement continuously effective for the period specified above, then at such time as the Shelf Registration Statement is no longer effective and on each date thereafter that is the 30th day subsequent to such time and until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) November 26, 1999, (iii) such date as restrictions on resales shall terminate pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or (iv) such date as of which all of the Convertible Preferred Securities, Convertible Debentures or the Common Stock issued upon conversion thereof are sold pursuant to the Shelf Registration Statement, the per annum interest rate on the Convertible Debentures will increase by an additional 25 basis points; provided that the interest rate will not increase by more than 50 basis points pursuant to this sentence. Any increase in the interest rate on the Convertible Debentures will result in a corresponding increase in the rate at which distributions will accumulate on the Convertible Preferred Securities. The Company shall have the right, however, to suspend the use of the prospectus which forms part of the Shelf Registration Statement, as more fully described below.


         The Company and the Trust will provide or cause to be provided to each holder of the Convertible Preferred Securities, Convertible Debentures or the Common Stock issued upon conversion thereof, copies of this Prospectus, notify or cause to be notified each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Convertible Preferred Securities, Convertible Debentures, and the Common Stock issued upon conversion thereof. A holder of Convertible Preferred Securities, Convertible Debentures, or the Common Stock issued upon conversion thereof that sells such securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement that are applicable to a holder (including certain indemnification and contribution rights and obligations).

         The Company will be permitted to suspend the use of this Prospectus for a period not to exceed 30 days in any three-month period or two periods not to exceed an aggregate of 60 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. The Company will pay all expenses of the Shelf Registration Statement, provide to each registered holder of Convertible Preferred Securities, Convertible Debentures or the Common Stock issued upon conversion thereof copies of this Prospectus, notify each such registered holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit, subject to the foregoing, unrestricted resales of the Convertible Preferred Securities, Convertible Debentures and the Common Stock issued upon conversion thereof.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

         Except as described in the next paragraph, the Depository Trust Company ("DTC") will act as securities depositary for the Convertible Preferred Securities, and the Convertible Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., as DTC's nominee. One or more fully registered global Convertible Preferred Securities certificates (the "Global Certificates"), will be issued, representing, in the aggregate, Convertible Preferred Securities sold in reliance on Rule 144A, and will be deposited with DTC.

         Convertible Preferred Securities initially sold (i) to certain institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act), (ii) to executive officers and directors of the Company or other individuals having relationships with the Company or such executive officers and directors or (iii) in offshore transactions pursuant to Regulation S under the Securities Act were issued in fully registered, certificated form ("Certificated Securities"). Upon the transfer of any such Certificated Securities, such Certificated Securities shall , unless the Global Certificates have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Certificates representing the number of Convertible Preferred Securities being transferred. Any such transfers will generally require the delivery by the transferee of a transfer certificate in the form set forth in the Declaration.

         Upon the transfer of an interest in the Global Certificates by a Beneficial Owner (as defined herein) pursuant to Regulation S, the interest in the Global Certificates being transferred may not continue to be held in book-entry form through DTC, will be exchanged for definitive, legended certificates only and will require the delivery by the transferee of a transfer certificate in the form set forth in the Declaration.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Convertible Preferred Securities as represented by a Global Certificate.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking

Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Convertible Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Convertible Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Convertible Preferred Securities (a "Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written conformations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Convertible Preferred Securities. Transfers of ownership interests in the Convertible Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Convertible Preferred Securities, except in the event that use of the book-entry system for the Convertible Preferred Securities is discontinued.

         DTC has no knowledge of the actual Beneficial Owners of the Convertible Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Convertible Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Convertible Preferred Securities represented thereby for all purposes under the Declaration and the Convertible Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

         DTC has advised the Company that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including the presentation of Convertible Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Convertible Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is Declaration Event of Default with respect to the Convertible Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices in respect of the Convertible Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

         Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Distributions with respect to the Global Certificates will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

         Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Convertible Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Convertible Preferred Securities.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Convertible Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Convertible Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Convertible Preferred Securities will be printed and delivered. In each of the above circumstances, payments with respect to such Convertible Preferred Securities will be made by the Paying Agent. See "--Payment and Paying Agents".

PAYMENT AND PAYING AGENTS

         Payments in respect of the Convertible Preferred Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates or, in the case of Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Convertible Preferred Securities. The Paying Agent initially is First Chicago Trust Company of New York. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that First Chicago Trust Company of New York will no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

         First Chicago Trust Company of New York initially is the Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Convertible Preferred Securities.

         Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

         The Trust will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Company and certain of its subsidiaries may maintain deposit accounts and conduct other banking transactions with the Property Trustee in the ordinary course of their business. The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

         The Declaration and the Convertible Preferred Securities are governed by, and will be construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

         The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or characterized as other than a grantor trust for Federal income tax purposes so that the Convertible Debentures will be treated as indebtedness of the Company for Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities.

           Holders of the Trust Securities have no preemptive rights.

                          DESCRIPTION OF THE GUARANTEE

         Set forth below is a summary of information concerning the Guarantee executed and delivered by the Company for the benefit of the holders from time to time of Convertible Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee, which is included as an exhibit to the Registration Statement of which this Prospectus is a part. The Guarantee incorporates by reference the terms of the Trust Indenture Act. It is expected that at the time this Registration Statement becomes effective, the Guarantee will be qualified under the Trust Indenture Act. The Chase Manhattan Bank, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

         Pursuant to and to the extent set forth in the Guarantee, the Company has irrevocably and unconditionally agreed to pay in full to the holders of the Convertible Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim that the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions that are required to be paid on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, with respect to any Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or the redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities upon the liquidation of the Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Convertible Preferred Securities or by causing the Trust to pay such amounts to such holders, and the Company would be subrogated to the rights of the holders of such Convertible Preferred Securities to the extent of any payments made by the Company to such holder. The holders of a majority in liquidation amount of the Convertible Preferred

Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Convertible Preferred Securities may directly institute a legal proceeding against the Company to enforce the obligations of the Company under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and in such event holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Convertible Preferred Securities would be required to rely on the enforcement (i) by the Property Trustee of its rights, as registered holder of the Convertible Debentures, against the Company pursuant to the terms of the Convertible Debentures or (ii) by such holder of Convertible Preferred Securities of its right of Direct Action against the Company. See "Description of the Convertible Preferred Securities--Declaration Events of Default." The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

         The Guarantee is a guarantee on a subordinated basis with respect to the Convertible Preferred Securities from the time of issuance of such Convertible Preferred Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Convertible Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with the Company's obligations under the Indenture, the Convertible Debentures and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Convertible Preferred Securities issued by the Trust. See "Effect of Obligation Under the Convertible Debentures and the Guarantee."

CERTAIN COVENANTS OF THE COMPANY

         So long as any Convertible Preferred Securities remain outstanding, if
(i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Company has agreed under the Guarantee (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including guarantees) that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

         As part of the Guarantee, the Company agreed that it will honor all obligations described therein relating to the conversion of the Convertible Preferred Securities into Common Stock as described in "Description of the Convertible Preferred Securities--Conversion Rights."

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities will be as set forth under "Description of the Convertible Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described under "Description of the Convertible Debentures--Consolidation, Merger and Sale of Assets," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate as to each holder of Convertible Preferred Securities upon (i) full payment of the Redemption Price of all

Convertible Preferred Securities; (ii) distribution of the Convertible Debentures held by the Trust to the holders of the Convertible Preferred Securities; (iii) liquidation of the Trust; or (iv) distribution of Common Stock to such holder in respect of conversion of such holder's Convertible Preferred Securities into Common Stock. The Guarantee also will terminate completely upon full payment of the amounts payable in accordance with the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities must restore payment of any sum paid under such Convertible Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION

         The Guarantee constitutes an unsecured obligation of the Company and will rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be pari passu expressly by their terms, (ii) pari passu with the most senior preferred stock, if any, issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company, (iii) senior to the Common Stock and (iv) effectively subordinated to all existing and future indebtedness and liabilities, including trade payables, of the Company's subsidiaries. The terms of the Convertible Preferred Securities provide that each holder of Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

         The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under a Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Guarantee is governed by, and will be construed in accordance with, the internal laws of the State of New York.

                   DESCRIPTION OF THE CONVERTIBLE DEBENTURES

         Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The Indenture incorporates by reference certain terms of the Trust Indenture Act. The Company expects that at the time this Registration Statement becomes effective, the Indenture will be qualified under the Trust Indenture Act. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

         Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution."

GENERAL

         The Convertible Debentures were issued as unsecured debt under the Indenture. The Convertible Debentures are limited in aggregate principal amount to 103.092784% of the aggregate liquidation amount of the Convertible Preferred Securities, such amount being the sum of the aggregate liquidation amounts of the Convertible Preferred Securities and the Trust Common Securities.

         The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon, including Compound Interest (as defined herein) and Additional Interest (as defined herein), if any, on December 1, 2026.

         If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Debentures will initially be issued in the same form as the Convertible Preferred Securities that such Convertible Debentures replace. Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security (as defined herein). See "--Book-Entry and Settlement" below. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; provided that payment of interest may be made at the option of TIMET by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Convertible Debentures is the Property Trustee, the payment of principal and interest on the Convertible Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

         The Indenture does not contain covenants or provisions (such as limitations on the incurrence of indebtedness or liens, asset sales or the issuance and sale of subsidiary stock) that afford holders of Convertible Debentures protection in the event of a highly leveraged transaction or other similar transactions involving TIMET that could adversely affect such holders.

SUBORDINATION

         The Indenture provides that the Convertible Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of TIMET. No payment of principal (including redemption payments, if any) of, premium, if any, or interest (including Additional Interest and Compound Interest) on, the Convertible Debentures may be made (i) if any Senior Indebtedness of TIMET is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, (ii) if the maturity of any Senior Indebtedness of TIMET has been accelerated because of a default or (iii) if an event of default has occurred and is continuing under the Company's U.S. credit facility or any refinancing of the U.S. credit facility in the bank credit market (including institutional participants therein) that would permit the lenders under the U.S. credit facility or such refinancing to accelerate the maturity thereof or demand payment in full. At March 31, 1997, the Company had no Senior Indebtedness outstanding under its U.S. credit facility. Upon any distribution of assets of TIMET to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness of TIMET must be paid in full before the holders of Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Senior

Indebtedness of TIMET to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

         The term "Senior Indebtedness" means, with respect to TIMET, (i) the principal of, premium, if any, and interest in respect of, (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein, (ii) all indebtedness, and all obligations of TIMET to pay fees and other amounts, under the U.S. credit facility and any refinancing of the U.S. credit facility in the bank credit market (including institutional participants therein), (iii) all capital lease obligations of such obligor, (iv) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding obligations to trade creditors), (v) all obligations of such obligor for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except in the cases of each of clauses (i) through
(vii) above for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) the Trust or a trustee of such Trust or (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with TIMET that is a financing vehicle of TIMET (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Convertible Preferred Securities.


         The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by TIMET. Borrowings pursuant to the U.S. credit facility would constitute Senior Indebtedness. The U.S. credit facility currently provides for facilities aggregating $200 million.

REDEMPTION AT THE OPTION OF TIMET

         TIMET shall have the right to redeem the Convertible Debentures, in whole or in part, at any time or from time to time, on or after December 1, 1999, upon not less than 15 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount of the Convertible Debentures) together with accrued and unpaid interest (including Additional Interest and Compound Interest) to, but excluding, the redemption date, if redeemed during the 12-month period beginning December 1:

         YEAR                                   PRICES
         ----                                   ------
         1999                                  104.6375%
         2000                                  103.9750
         2001                                  103.3125
         2002                                  102.6500
         2003                                  101.9875
         2004                                  101.3250
         2005                                  100.6625

and 100% if redeemed on or after December 1, 2006.

         If Convertible Debentures are redeemed on any March 1, June 1, September 1, or December 1, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

         TIMET shall also have the right to redeem the Convertible Debentures at any time in whole (but not in part) in certain circumstances upon the occurrence of a Special Event as described under "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution" at 100% of the principal amount thereof together with accrued and unpaid interest (including Additional Interest and Compound Interest) to the redemption date.

         So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem Convertible Preferred Securities.

INTEREST

         Each Convertible Debenture bears interest at the rate of 6.625% per annum (subject to adjustment as described under "Description of the Convertible Preferred Securities--Registration Rights"), payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each an "Interest Payment Date"), to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. Interest accrued from November 26, 1996 for the payment made on March 1, 1997. In the event the Convertible Debentures shall not continue to remain in book-entry only form, TIMET shall have the right to select record dates, which shall be more than one Business Day prior to the Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


TAX LEGISLATION

         On August 5, 1997, President Clinton signed into law the Taxpayer Relief Act of 1997 (H.R. 2014), that among other things, contained legislation that denies the tax deduction for interest or OID on certain debt instruments that may be payable in equity of the issuer or a related party. While the scope of this provision is uncertain, this provision is only effective for instruments issued after June 8, 1997 and accordingly not applicable to the Convertible Debentures. If legislation were enacted that adversely affects the tax treatment of the Convertible Debentures, the Trust might distribute the Convertible Debentures to holders of the Convertible Preferred Securities or, in certain circumstances, TIMET might redeem the Convertible Debentures, in which case the Trust would distribute the resulting cash in redemption of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Special Event Redemption or Distribution."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         The Company shall have the right at any time during the term of the Convertible Debentures to defer interest payments (excluding, for such purposes, payments with respect to Additional Interest, if any) from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters for each such period; provided no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid interest (including any accrued and unpaid Additional Interest), together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest"); provided that during any Extension Period, the Company has agreed, among other things (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), (b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; provided that such Extension Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period of up to 20 consecutive quarters, subject to the above requirements. No interest or any other payment with respect to the Convertible Debentures (other than payments with respect to any applicable Additional Interest, which the Company shall not have the right to defer) shall be due and payable during an Extension Period. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Property Trustee shall be the sole holder of the Convertible Debentures, the Company shall give the Regular Trustees, the Property Trustee and the Indenture Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) the date the Trust is required to give notice to the Nasdaq National Market (or any applicable self-regulatory organization) or to holders of the Convertible Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Company shall cause the Trust to give notice of the Company's selection of such Extension Period to the holders of the Convertible Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Debentures, the Company shall give the holders of the Convertible Debentures and the Indenture Trustee notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to the Nasdaq National Market (or any applicable self-regulatory organization) or to holders of the Convertible Debentures on the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

CONVERSION OF THE CONVERTIBLE DEBENTURES

         The Convertible Debentures are convertible into Common Stock at the option of the holders of the Convertible Debentures at any time beginning 90 days following November 26, 1996 and prior to the close of business on December 1, 2026 (or, in the case of Convertible Debentures called for redemption, the close of business on the fifth Business Day prior to the Redemption Date) at the initial conversion price of approximately $37.34 per share subject to the conversion price adjustments described under "Description of the Convertible Preferred Securities--Conversion Rights." The Trust has agreed not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute $50 principal amount of the Convertible Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Security so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Common Stock on behalf of such holder. TIMET's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy TIMET's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Debentures, as the case may be, despite such conversion.

ADDITIONAL INTEREST

         If at any time prior to the conversion of all of the Convertible Debentures or the redemption or distribution of the Convertible Debentures as described in "Description of Convertible Preferred Securities--Special Event Redemption or Distribution," the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, TIMET will pay as additional interest ("Additional Interest") on the Convertible Debentures such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. The Company shall not have the right to defer the payment of such Additional Interest, including during an Extension Period. See "--Option to Extend Interest Payment Period."

CERTAIN COVENANTS

         So long as any Convertible Debentures are outstanding, if (i) there shall have occurred and be continuing any event that with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default,
(ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then the Company has agreed under the Indenture (a) not to declare or pay dividends on, or make a distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security requiring the Company to purchase shares of the Common Stock, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged),
(b) not to make any payment of interest, principal or premium, if any, on or repay, repurchase or redeemed any debt securities (including guarantees) issued by the Company that rank pari passu with or junior to the Convertible Debentures and (c) not to make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

         The Company has covenanted (i) to directly or indirectly maintain 100% ownership of the Trust Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Trust Common Securities, and (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for Federal income tax purposes.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The Indenture provides that the Company shall not consolidate with or merge with or into any other entity or person or, directly or indirectly convey, transfer or lease all or substantially all of its assets unless (a) if the Company is not the survivor, the successor is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of, premium, if any, and interest on all Convertible Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no Indenture Event of Default and no event which, after notice or lapse of time, or both, would become an Indenture Event of Default, shall have occurred and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor entity or person shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor entity or person shall be relieved of all obligations and covenants under the Indenture and the Convertible Debentures.

INDENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest and Compound Interest in respect thereof, when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including Compound Interest, but excluding Additional Interest, if any) for this purpose; (ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise; (iii) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to the Company by the Indenture Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; (iv) failure by the Company to deliver shares of Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; (v) the voluntary or involuntary dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities in liquidation of the Trust or upon the redemption of all outstanding Convertible Preferred Securities or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events of bankruptcy, insolvency or reorganization of the Company.

         The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures may declare the principal of and interest on the Convertible Debentures due and payable immediately on the occurrence of an Indenture Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration if all Indenture Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.

         Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Convertible Preferred Securities. Notwithstanding any payment made to such holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest (including Additional Interest and Compound Interest) on the Convertible Debentures held by the Trust or the Property Trustee, and the Company shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

         The holders of not less than a majority in principal amount of the outstanding Convertible Debentures may on behalf of the holders of all the Convertible Debentures waive any past defaults except (a) a default in payment of the principal of, premium, if any, or interest (including Additional Interest and Compound Interest) on, any Convertible Debentures and (b) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Convertible Debenture; provided, however, that if the Convertible Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation amount of Convertible Preferred Securities shall have consented to such waiver or modification to such waiver; provided, further, that if the consent of the holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of Convertible Preferred Securities shall have consented to such waiver.

         A default under any other indebtedness of the Company or the Trust would not constitute an Indenture Event of Default under the Convertible Debentures.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Indenture Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such series.

         Subject to the right of holders of Convertible Preferred Securities to institute a Direct Action, no holder of any Convertible Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such holder shall have previously given to the Indenture Trustee written notice of a continuing Indenture Event of Default,
(ii) if the Trust is not the sole holder of Convertible Debentures, the holders of at least 25% in aggregate principal amount of the Convertible Debentures then outstanding shall also have made a written request, (iii) such holder has offered reasonable indemnity to the Indenture Trustee to institute such proceeding as Indenture Trustee, (iv) the Indenture Trustee shall have failed to institute such proceeding within 60 days of such notice, and (v) the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request.

         The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

         The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect (as to such holder) the right to convert Convertible Debentures or the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures the holders of which are required to consent to any such supplemental indenture.

         The Indenture further provides that none of (i) the definitions of "Senior Indebtedness" or "U.S. credit facility," (ii) any other defined term used in the article of the Indenture concerning subordination of the Convertible Debentures and (iii) the provisions of the Indenture concerning subordination of the Convertible Debentures shall be modified or amended without the written consent of the lenders under the Company's U.S. credit facility (and any refinancings thereof).

         In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

BOOK-ENTRY AND SETTLEMENT

         If distributed to holders of Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Convertible Preferred Securities which such Convertible Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

         Except as provided below under "--Discontinuance of the Depository's Services," owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

         If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Convertible Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Convertible Preferred Securities--Book-Entry Only Issuance- -The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. TIMET may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

         None of TIMET, the Trust, the Property Trustee, any paying agent or any other agent of TIMET or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

         A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies TIMET that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) TIMET, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the depositary shall direct.

GOVERNING LAW

         The Indenture and the Convertible Debentures are governed by, and will be construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

         The Indenture provides that TIMET will pay all fees and expenses related to (i) the initial sale of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Regular Trustees and (iv) the enforcement by the Property Trustee of the rights of the holders of the Convertible Preferred Securities. The payment of such fees and expenses are fully and unconditionally guaranteed by TIMET.

         TIMET will have the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly owned subsidiary of TIMET; provided that, in the event of any such assignment, TIMET will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                    CONVERTIBLE DEBENTURES AND THE GUARANTEE

         As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

         As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate liquidation amount of the Trust Securities;
(ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) TIMET shall pay all, and the Trust shall not be obligated to pay, directly or indirectly, any costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Regular Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

         Payments of distributions (to the extent the Trust has funds therefor) and other payments due on the Convertible Preferred Securities (to the extent the Trust has funds therefor) are guaranteed by TIMET as and to the extent set forth under "Description of the Guarantee." If TIMET does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee is a full and unconditional guarantee on a subordinated basis with respect to the Convertible Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that TIMET has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with TIMET's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Convertible Preferred Securities.

         If TIMET fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" and "-- Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date) in such circumstances a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, TIMET will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by TIMET to such holder of Convertible Preferred Securities in such Direct Action. TIMET, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities. If TIMET fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Convertible Preferred Securities may institute a legal proceeding directly against TIMET to enforce the obligations of the Company under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity.



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


                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

         The following is a summary of certain material United States Federal income tax consequences of the purchase, ownership and disposition of Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets by holders who purchase the Convertible Preferred Securities upon original issuance ("Initial Holders"). It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Convertible Preferred Securities as a position in a "straddle," as part of a "synthetic security" or "hedge" or as part of a "conversion transaction" or other integrated investment. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

         In connection with the issuance of the Convertible Debentures, Kirkland & Ellis, special tax counsel to the Company and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based upon certain facts and assumptions contained in such opinion and upon certain representations made by the Company and the Property Trustee, the Convertible Debentures held by the Trust will be classified for United States Federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Convertible Preferred Securities, Kirkland & Ellis, special tax counsel to TIMET and the Trust, rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as a partnership or association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Debentures, and pursuant to the agreement to treat the Convertible Debentures as indebtedness, each holder will be required to include in its gross income any OID accrued or other income or gain with respect to its allocable share of those Convertible Debentures.

ORIGINAL ISSUE DISCOUNT

         Because TIMET has the option, under the terms of the Convertible Debentures, to defer payments of interest for one or more periods of up to 20 consecutive quarters each, all of the stated interest payments on the Convertible Debentures will be treated as OID. Holders of debt instruments issued with OID must include that OID in income daily on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Convertible Debentures will be accounted for as OID, and actual distributions of stated interest will not be separately reported as taxable income. The amount of OID that accrues in any month will approximately equal the amount of the interest that accrues on the Convertible Debentures in that month at the stated interest rate. In the event that the interest payment is deferred, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

         Because income on the Convertible Debentures will constitute OID, corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Convertible Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

         Holders of Convertible Preferred Securities that purchase the Convertible Preferred Securities at a price other than the issue price may be considered to have acquired their undivided interests in the Convertible Debentures with market discount or acquisition premium as such phrases are defined for United States Federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Convertible Preferred Securities.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities--Special Event Redemption or Distribution," Convertible Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Such a distribution, for United States Federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related special event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities.

         Under certain circumstances described herein (see "Description of the Convertible Preferred Securities"), the Convertible Debentures may be redeemed or retired for cash and the proceeds of such redemption or retirement distributed to holders in redemption of their Convertible Preferred Securities. Such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder could recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash. See "--Sales of Convertible Preferred Securities" immediately below.

SALES OF CONVERTIBLE PREFERRED SECURITIES

         A holder that sells Convertible Preferred Securities will recognize gain or loss equal to the difference between (i) the amount realized on the sale of such Convertible Preferred Securities and (ii) such holder's adjusted tax basis in the Convertible Preferred Securities. A holder's adjusted tax basis in the Convertible Preferred Securities generally will be its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Convertible Preferred Securities have been held for more than one year.

         A holder who disposes of Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary OID income, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES INTO COMMON STOCK

         A holder of Convertible Preferred Securities will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Convertible Debentures into Common Stock. A holder of Convertible Preferred Securities will, however, recognize gain or loss upon the receipt of cash in lieu of a fractional share of Common Stock equal to the difference between the amount of cash received and such holder's tax basis in such fractional share. Such a holder's tax basis in the Common Stock received upon conversion should generally be equal to such holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received and such holder's holding period in the Common Stock received upon conversion should generally begin on the date such holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

         Treasury Regulations promulgated under section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from TIMET in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as result of such adjustment, the proportionate interest (measured by the amount of Common Stock into which the Convertible Debentures are convertible) of the holders of the Convertible Preferred Securities in the assets or earnings and profits of TIMET were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable anti- dilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of TIMET. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend in gross income but will not receive any cash related thereto. Subject to certain limitations, corporate holders would be entitled to a dividends-received deduction (generally 70%) with respect to such deemed dividend.

PROPOSED TAX LEGISLATION

         Please refer to discussion above under the heading "Description of the Convertible Debentures--Proposed Tax Legislation."

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a non-resident fiduciary of a foreign estate or trust.

         Under present United States Federal income tax law: (i) payments by the Trust or any of its paying agents to any holder of a Convertible Preferred Security who or which is a United States Alien Holder would not be subject to United States Federal withholding tax; provided that, (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of TIMET entitled to vote, (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation that is related to TIMET through stock ownership, and (c) either (A) the beneficial owner of the Convertible Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Convertible Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Convertible Preferred Security generally would not be subject to United States Federal withholding tax on any gain realized upon the sale or other disposition of a Convertible Preferred Security.

         However, a United States Alien Holder of a Convertible Preferred Security would be subject to United States Federal income tax (including, in the case of a corporate United States Alien Holder, possibly the branch profits tax) on gain realized on the sale, exchange or other disposition of the security if (i) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply, (ii) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States or (iii) the Company is, or during the preceding five years has been, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code and either (a) if the Convertible Preferred Securities are considered to be "regularly traded interests," the United States Alien Holder beneficially owns (actually or constructively), or during the preceding five years has beneficially owned (actually or constructively), more than five percent of the Convertible Preferred Securities or (b) if the Convertible Preferred Securities are not considered to be regularly traded interests, the United States Alien Holder beneficially owned (actually or constructively), on the date it acquired any Convertible Preferred Security, Convertible Preferred Securities having a fair market value greater than the fair market value of five percent of the Company's Common Stock.

         The Company has not made a determination as to whether it is, or whether during the last five years it has been, a United States real property holding corporation. Moreover, there can be no assurance that the Company will not be a United States real property holding corporation in the future. It is also unclear whether the Convertible Preferred Securities are now or will become regularly traded interests. Accordingly, a United States Alien Holder of an Convertible Preferred Security could be subject to United States Federal income tax on any gain realized upon a disposition (including, under certain circumstances, a conversion) of such security if the conditions described above are satisfied or of any Common Stock received upon conversion. United States Alien Holders should consult their tax advisors concerning the tax consequences of such a disposition.

         If a United States Alien Holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible Debentures, as described above under "--Adjustment of Conversion Price," such deemed dividend will be subject to United States Federal withholding tax at a 30% (or lower treaty) rate.

         On April 22, 1996, the Internal Revenue Service proposed regulations (the "Proposed Regulations") that could affect the procedures to be followed by a United States Alien Holder in establishing such United States Alien Holder's non-United States person status. The Proposed Regulations would generally be effective for payments made after December 31, 1997. United States Alien Holders should consult their tax advisors regarding the effect, if any, of the Proposed Regulations on their purchase, ownership, and disposition of the Convertible Preferred Securities.

INFORMATION REPORTING TO HOLDERS

         Subject to the qualifications discussed below, income on the Convertible Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Convertible Preferred Securities by January 31 following each calendar year.

         The Trust is obligated to report annually to Cede & Co. and any other record holders of the Convertible Preferred Securities the OID that accrued on the Convertible Debentures during the year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. The Initial Purchasers have indicated to the Trust that, to the extent that they hold Convertible Preferred Securities as nominees for beneficial holders, they currently expect to report to such beneficial holders on Forms 1099 by January 31 following each calendar year. Under current law, holders of Convertible Preferred Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, does not have any obligation to report to beneficial holders who are not also record holders. Thus, beneficial holders of Convertible Preferred Securities who hold their Convertible Preferred Securities through a nominee account will receive Forms 1099 reflecting the income on their Convertible Preferred Securities from such nominee holders rather than the Trust.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Convertible Preferred Securities or the Convertible Debentures distributed to holders of the Convertible Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a refund or a credit against the holder's United States Federal income tax, provided the required information is provided to the Internal Revenue Service.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS

WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS (WITH POSSIBLE RETROACTIVE EFFECT).

ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and the Code (all of which are hereinafter referred to as "Plans") and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in Convertible Preferred Securities, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Accordingly, any Plan with respect to which TIMET or any of its affiliates would be considered a party in interest or a disqualified person should not purchase Convertible Preferred Securities.

         In addition, under United States Department of Labor Regulation
Section 2510.3-101 (the "Regulation"), if immediately after any acquisition of Convertible Preferred Securities, 25% or more of the value of the Convertible Preferred Securities is held by Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include Plan assets by reason of a Plan's investment in the entity, then the assets of the Trust would be treated as assets of Plans holding Convertible Preferred Securities, unless another exemption applied.

         ANY PLAN PROPOSING TO PURCHASE CONVERTIBLE PREFERRED SECURITIES SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICATION OF ERISA, THE CODE AND THE REGULATION WITH RESPECT TO INVESTMENT IN CONVERTIBLE PREFERRED SECURITIES.

                                SELLING HOLDERS

         The Convertible Preferred Securities were originally issued by the Trust and sold by the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be (i) qualified institutional buyers as defined in Rule 144A under the Securities Act, (ii) institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act), (iii) outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act and (iv) to
(a) executive officers and directors of the Company who are "accredited investors" as defined in Rule 501(a)(4) under the Securities Act and (b) certain individuals having relationships with the Company (or an executive officer or director thereof) who either (x) are "accredited investors" as defined in Rule 501(a)(5) or (6) under the Securities Act or (y) have such knowledge and experience in financial and business matters that such individuals are capable of evaluating the merits and risks of any prospective investment in the Convertible Preferred Securities. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, any Debentures and Common Stock issued upon conversion of the Convertible Preferred Securities.


        The following table sets forth information with respect to the holders of the Convertible Preferred Securities received by the Company as of the date of this Prospectus. The term Selling Holder includes the holders listed below and the beneficial owners of the Convertible Preferred Securities and their transferees, pledgees, donees or other successors.



-------------------------------------------------------------------------------
 Selling Holder                                           Number of Convertible
                                                           Preferred Securities
-------------------------------------------------------------------------------
Allstate Insurance Company                                          50,000
-------------------------------------------------------------------------------
Alpine Associates                                                   50,000
-------------------------------------------------------------------------------
Ameritech Pension Plan                                             100,000
-------------------------------------------------------------------------------
Argent Classic Convertible Arbitrage Fund (Bermuda) L.P.            10,000
-------------------------------------------------------------------------------
Austin Firefighters Convertible                                      1,300
-------------------------------------------------------------------------------
Baptist Hospital of Miami                                            1,300
-------------------------------------------------------------------------------
Bostik Inc.                                                            400
-------------------------------------------------------------------------------
Boston College Endowment                                             4,800
-------------------------------------------------------------------------------
Boston Museum of Fine Arts                                             600
-------------------------------------------------------------------------------
Castle Convertible Fund, Inc.                                       10,000
-------------------------------------------------------------------------------
Chrysler Corp Employee Pension Plan (Bankers Trust Company TTEE)    52,000
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Colonial Penn Insurance                                              2,500
-------------------------------------------------------------------------------
Colonial Penn Life Insurance                                         2,500
-------------------------------------------------------------------------------
Commonwealth Life Ins. Company - Stock TRAC (Teamsters I)           20,000
-------------------------------------------------------------------------------
Compofelice, Joseph S.                                               2,000
-------------------------------------------------------------------------------
Delaware State Retirement Fund                                      14,500
-------------------------------------------------------------------------------
Delta Air Lines Master Trust                                        30,700
-------------------------------------------------------------------------------
Employers' Reinsurance Corporation                                  15,000
-------------------------------------------------------------------------------
Engineers Joint Pension Fund                                         2,100
-------------------------------------------------------------------------------
Epstein, James C. and Lisa Simmons                                   2,000
-------------------------------------------------------------------------------
Equi-Select Growth & Income Portfolio                                7,500
-------------------------------------------------------------------------------
Equitable Total Return                                               1,900
-------------------------------------------------------------------------------
Evergreen American Retirement Fund                                  20,000
-------------------------------------------------------------------------------
Evergreen Foundation Fund                                          100,000
-------------------------------------------------------------------------------
Evergreen Total Return Fund                                        120,000
-------------------------------------------------------------------------------
FCF - Franklin Income Series                                       441,900
-------------------------------------------------------------------------------
FVF - Income Securities Fund                                        32,300
-------------------------------------------------------------------------------
Forest Fulcrum Fd Ltd                                               22,500
-------------------------------------------------------------------------------
Forest Fulcrum Fund LP                                              47,500
-------------------------------------------------------------------------------
Franklin Investors Securities Trust Convertible Securities Fund     20,000
-------------------------------------------------------------------------------
Franklin Strategic Series - Natural Resource Fund                   20,800
-------------------------------------------------------------------------------
GPZ Trading                                                         40,000
-------------------------------------------------------------------------------
Greyhound Lines, Inc. Pension Fund                                   5,000
-------------------------------------------------------------------------------
Hartford Fire Insurance Company                                     10,240
-------------------------------------------------------------------------------
Hawaiian Airlines Employee Retirement IAM                            1,500
-------------------------------------------------------------------------------
Hawaiian Airlines Pilot Retirement                                   2,500
-------------------------------------------------------------------------------
Highbridge Capital Corporation                                      52,500
-------------------------------------------------------------------------------
Hughes Aircraft Company Master Retirement Trust                     17,200
-------------------------------------------------------------------------------
IBM Corp Retirement Plan Tr. (Chase Manhattan Bank TTEE)            78,000
-------------------------------------------------------------------------------
ICI American Holdings Pension                                        5,800
-------------------------------------------------------------------------------

IDEX II Equity Income Portfolio                                      4,600
-------------------------------------------------------------------------------
KA Trading L.P.                                                      5,700
-------------------------------------------------------------------------------
KA Management Limited                                                4,300
-------------------------------------------------------------------------------
Kapiolani Medical Center                                             3,000
-------------------------------------------------------------------------------
LB Series Fund, Inc. - High Yield Portfolio                         75,000
-------------------------------------------------------------------------------
LDG Limited Fund                                                     7,500
-------------------------------------------------------------------------------
LLT Limited                                                          5,000
-------------------------------------------------------------------------------
Lincoln National Convertible Securities Fund                        48,690
-------------------------------------------------------------------------------
Lincoln National Life Insurance                                    119,080
-------------------------------------------------------------------------------
Lipper Convertibles, L.P.                                           75,000
-------------------------------------------------------------------------------
London Pacific Total Return                                             50
-------------------------------------------------------------------------------
Lutheran Brotherhood High Yield Fund                                50,000
-------------------------------------------------------------------------------
Martin, J. Landis                                                    3,000
-------------------------------------------------------------------------------
McMahan Securities Co. L.P.                                         10,250
-------------------------------------------------------------------------------
Merrill Lynch Pierce Fenner & Smith                                 45,000
-------------------------------------------------------------------------------
MFS Convertible Securities Fund                                        200
-------------------------------------------------------------------------------
MFS/Sun Total Return Series                                         27,600
-------------------------------------------------------------------------------
MFS Total Return Fund                                               70,800
-------------------------------------------------------------------------------
MFS Total Return - Variable Insurance Trust                            700
-------------------------------------------------------------------------------
Museum of Fine Arts, Boston                                          2,070
-------------------------------------------------------------------------------
Nalco Chemical Retirement                                            2,500
-------------------------------------------------------------------------------
New Hampshire State Retirement System                               12,715
-------------------------------------------------------------------------------
Nicholas-Applegate Income & Growth Fund                             12,400
-------------------------------------------------------------------------------
Northwestern Mutual Life Insurance Company                         165,000
-------------------------------------------------------------------------------
Northwestern Mutual Life Insurance Company Group Annuity
   Separate Account                                                 10,000
-------------------------------------------------------------------------------
Occidental College                                                   1,100
-------------------------------------------------------------------------------
OCM Convertible Limited Partnership                                  1,200
-------------------------------------------------------------------------------
OCM Convertible Trust                                               63,400
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Oregon Equity Fund                                                  50,000
-------------------------------------------------------------------------------
Pacific Mutual Life Insurance Company                               10,000
-------------------------------------------------------------------------------
Paloma Securities LLC                                              127,500
-------------------------------------------------------------------------------
Phoenix Duff & Phelps -- Phoenix Equity Opportunity Fund/
    Phoenix Convertible Fund                                        50,000
-------------------------------------------------------------------------------
PRIM Board                                                          22,500
-------------------------------------------------------------------------------
Promutual                                                           10,630
-------------------------------------------------------------------------------
Putnam Balanced Retirement Fund                                      5,000
-------------------------------------------------------------------------------
Putnam Convertible Income-Growth Trust                              70,000
-------------------------------------------------------------------------------
Putnam Convertible Opportunities and Income Trust                    9,545
-------------------------------------------------------------------------------
Reliant Trading                                                      3,838
-------------------------------------------------------------------------------
Robertson Stephens Growth & Income Fund                             45,000
-------------------------------------------------------------------------------
SAIF Corporation                                                    40,000
-------------------------------------------------------------------------------
SBC Warburg Dillon Read Inc.                                        90,000
-------------------------------------------------------------------------------
Salomon Brothers Inc                                                14,000
-------------------------------------------------------------------------------
San Diego City Retirement                                            3,900
-------------------------------------------------------------------------------
San Diego County Convertible                                        14,200
-------------------------------------------------------------------------------
Shepherd Investments International, Ltd.                            38,975
-------------------------------------------------------------------------------
Shepherd Trading Ltd.                                                3,662
-------------------------------------------------------------------------------
Stark International                                                 59,525
-------------------------------------------------------------------------------
Starvest                                                             6,000
-------------------------------------------------------------------------------
State Employees' Retirement Fund of the State of Delaware           12,500
-------------------------------------------------------------------------------
State of Connecticut Combined Investment Funds                      49,300
-------------------------------------------------------------------------------
State Street Bank & Trust C/F GE Pension Trust                      20,000
-------------------------------------------------------------------------------
Swiss Bank Corporation - London Branch                              20,000
-------------------------------------------------------------------------------
TQA Leverage Fund, L.P.                                             10,000
-------------------------------------------------------------------------------
TQA Vantage Fund, L.P.                                              12,500
-------------------------------------------------------------------------------
Travelers Total Return Series Trust                                  3,900
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
United National Life Insurance                                       2,180
-------------------------------------------------------------------------------
Value Line Convertible Fund                                         15,000
-------------------------------------------------------------------------------
Van Kampen American Capital Convertible Securities Fund              8,700
-------------------------------------------------------------------------------
Van Kampen American Capital Harbor Fund                             49,000
-------------------------------------------------------------------------------
Vanguard Convertible Securities Fund, Inc.                          30,700
-------------------------------------------------------------------------------
Wake Forest University                                               3,100
-------------------------------------------------------------------------------
Walker Art Center                                                    6,300
-------------------------------------------------------------------------------
Weirton Trust                                                       13,750
-------------------------------------------------------------------------------
Zeneca Holdings Pension                                              5,800
-------------------------------------------------------------------------------
 Total                                                           3,705,850
-------------------------------------------------------------------------------


         None of the Selling Holders has, or within the past three years has had, any position, office or other material relationship with the Trust or the Company or any of their affiliates, except with respect to J. Landis Martin, the Company's Chairman and CEO and Joseph S. Compofelice, the Company's Vice President and Chief Financial Officer and a Regular Trustee of the Trust. In addition, James O. Epstein and Lisa Simmons are the son-in-law and daughter, respectively, of Harold C. Simmons. Because the Selling Holders may, pursuant to this Prospectus, offer all or some portion of the Convertible Preferred Securities, the Convertible Debentures or the Common Stock issuable upon conversion of the Convertible Preferred Securities, no estimate can be given as to the amount of the Convertible Preferred Securities, the Convertible Debentures or the Common Stock issuable upon conversion of the Convertible Preferred Securities that will be held by the Selling Holders upon termination of any such sales. In addition, the Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Convertible Preferred Securities, since the date on which they provided the information regarding their Convertible Preferred Securities, in transactions exempt from the registration requirements of the Securities Act.



                              SELLING STOCKHOLDERS



         The following table sets forth information with respect to ownership of the Common Stock by the Selling Stockholders as of the date of, and as adjusted to reflect, the sale of the Offered Common. See the Company's 1997 Proxy Statement for information concerning individuals and entities which may be deemed to indirectly beneficially own those shares of Common Stock directly beneficially owned by the Selling Stockholders.

                                                 SHARES OF COMMON STOCK         SHARES OF COMMON STOCK
                                             BENEFICIALLY OWNED BEFORE THE   BENEFICIALLY OWNED AFTER THE
                                              SALE OF THE OFFERED COMMON      SALE OF THE OFFERED COMMON
------------------------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF SELLING STOCKHOLDER      Number       Percent of          Number        Percent of
                                                             Class                            Class
------------------------------------------------------------------------------------------------------------------------
 Tremont Corporation (1)                   11,033,075         35.1%          9,525,000         30.3%
------------------------------------------------------------------------------------------------------------------------
 Union Titanium Sponge Corporation (1)      1,153,230          3.7%                  0           --
------------------------------------------------------------------------------------------------------------------------



(1) The shares of Common Stock shown as beneficially owned by Tremont and UTSC include 1,508,075 shares and 503,230 shares, respectively, obtainable within 60 days of the date of this Prospectus upon exercise of the IMI Options held by Tremont and UTSC. Tremont intends to exercise such option in connection with the sale of the Offered Common. As a result, any sale of the Offered Common will not result in any change in the number of shares of Common Stock directly held by Tremont. UTSC has, as of the date of this Prospectus, previously sold 2,500,000 shares of Offered Common Stock.


                              PLAN OF DISTRIBUTION

OFFERED SECURITIES


        The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders pursuant to this Prospectus or Rule 144 under the Securities Act. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the

Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/ dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Company is not aware of any Selling Holder who plans or intends to engage in any offering of Offered Securities.

         The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities must be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         The Selling Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

         Pursuant to the Registration Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

OFFERED COMMON

         The Offered Common may be sold from time to time by the Selling Stockholders in transactions executed on the Nasdaq National Market or otherwise, either directly or through brokers or to dealers, at market prices prevailing at the time of sale or at prices related to such market prices, or at such other prices as may be negotiated and agreed to by the Selling Stockholders and any purchaser. Alternatively, the Selling Stockholders may, from time to time, offer the Common Stock through underwriters. The Selling Stockholders, brokers executing selling orders on behalf of the Selling Stockholders, dealers to whom the Selling Stockholders may sell and any underwriters may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit represented by the excess of the selling price over the cost of the shares sold, and any commission, discount or concession received may be deemed to be an underwriting discount or commission under the Securities Act. At the time a particular offer of shares of Common Stock is made, to the extent required, a supplement to this Prospectus will be distributed which will set forth the number of shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Under contractual arrangements between the Company and the Selling Stockholders, the Company is obligated to indemnify the Selling Stockholders and any underwriters of the shares offered hereby against certain civil liabilities under the Securities Act.



INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's Certificate of Incorporation provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that, the Certificate of Incorporation does not eliminate the liability of a director for
(i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

         The Company's Bylaws provide that the Company shall indemnify and advance expenses to the currently acting and former directors, officers, employees and agents of the Company or of another corporation, partnership, joint venture, trust or other enterprise if serving at the request of the Company arising in connection with their acting in such capacities. In addition, Section 145 of the Delaware General Corporation Law permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.




                                 LEGAL MATTERS

        Certain legal matters regarding the validity of the Convertible Preferred Securities, Convertible Debentures, the Guarantee and the Common Stock issuable upon conversion of the Convertible Debentures and the Common Stock constituting the Offered Common, under laws other than federal or state securities laws, will be passed upon by Bartlit Beck Herman Palenchar & Scott, a partnership including professional corporations, Denver, Colorado. Certain matters related to certain United States federal income taxation matters will be passed upon for the Company and the Trust by Kirkland & Ellis, a partnership including professional corporations, New York, New York.




                                    EXPERTS;
                         INDEPENDENT PUBLIC ACCOUNTANTS



         The consolidated balance sheets of the Company and its subsidiaries as of December 31, 1995 and 1996, the consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended December 31, 1996, and the related consolidated financial statement schedules, incorporated by reference, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, NO SUCH INFORMATION OR REPRESENTATIONS SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF ITS AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CONVERTIBLE PREFERRED SECURITIES OR THE COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
Available Information ....................................................     4
Incorporation of Certain Documents by Reference ..........................     4
Special Note Regarding Forward Looking Statements ........................     4
The Company...............................................................     5
Risk Factors .............................................................    12
Use of Proceeds ..........................................................    20
TIMET Capital Trust I ....................................................    20
Description of the Convertible Preferred Securities ......................    22
Description of the Guarantee .............................................    45
Description of the Convertible Debentures ................................    49
Effect of Obligations Under the Convertible Debentures and the Guarantee .    62
United States Federal Income Taxation ....................................    64
Selling Holders ..........................................................    71
Selling Stockholders .....................................................    76
Plan of Distribution .....................................................    77
Legal Matters.............................................................    79
Experts; Independent Public Accountants ..................................    79

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         Expenses of the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, are estimated to be as follows:



Securities and Exchange Commission Registration Fee        $  115,822.10
Printing and Engraving                                        450,000.00
Legal Fees and Expenses                                       550,000.00
Accounting Fees and Expenses                                  450,000.00
Miscellaneous Expenses                                        735,000.00
                                                           -------------
         Total                                             $2,300,822.10
                                                           =============




ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

         Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Amended and Restated Certificate of Incorporation of Titanium Metals Corporation provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

         Section 145 of the General Corporation Law of the State of Delaware contains provisions permitting corporations organized thereunder to indemnify directors, officers, employees or agents against expenses, judgments and fines reasonably incurred and against certain other liabilities in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is a director, officer, employee or agent of the corporation. The Amended and Restated Certificate of Incorporation and the By-Laws of Titanium Metals Corporation provide for indemnification of its directors and officers to the fullest extent permitted by applicable law.

         In addition, Titanium Metals Corporation maintains an officers and directors liability insurance policy.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE TRUST

         The Declaration of the Trust provides that no Trustee, affiliate of any Regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agent of the Trust, or any employee or agent of the trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of the Trust also provides that to the fullest extent permitted by applicable law, TIMET shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of the Trust further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by TIMET prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration. The directors and officers of TIMET and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) Exhibits:

         The following exhibits are filed pursuant to Item 601 of Regulation
S-K.


EXHIBIT
  NO.         DESCRIPTION
  ---         -----------
 1.1*         Form of Underwriting Agreement

 3.1*         Amended and Restated Certificate of Incorporation of Titanium
              Metals Corporation, incorporated by reference to Exhibit 3.1 to Titanium Metals Corporation's Registration Statement on S-1
              (No. 333-2940).

 3.2* Bylaws of Titanium Metals Corporation, incorporated by reference to Exhibit 3.2 to Titanium Metals Corporation's
              Annual Report on Form 10-K for the year ended December 31, 1996.

 4.1* Specimen Certificate of Common Stock, incorporated by reference to Exhibit 4.1 to Titanium Metals Corporation's
              Registration Statement on S-1 (No. 333-2940).

 4.2*         Certificate of Trust of TIMET Capital Trust I dated November
              13, 1996, incorporated by reference to Exhibit 4.1 to Titanium
              Metals Corporation's Current Report on Form 8-K filed with the
              Commission on December 5, 1996.

 4.3*         Amended and Restated Declaration of Trust of TIMET Capital
              Trust I, dated as of November 20, 1996 among Titanium Metals
              Corporation, as Sponsor, The Chase Manhattan Bank, as Property
              Trustee, Chase Manhattan Bank (Delaware), as Delaware Trustee and Joseph S. Compofelice, Robert E. Musgraves and Mark A.
              Wallace, as Regular Trustees, incorporated by reference to
              Exhibit 4.2 to Titanium Metals Corporation's Current Report on
              Form 8-K filed with the Commission on December 5, 1996.

 4.4* Indenture for the 6 5/8% Convertible Subordinated Debentures, dated as of November 20, 1996 among Titanium Metals
              Corporation and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4.3 to Titanium Metals
              Corporation's Current Report on Form 8-K filed with the
              Commission on December 5, 1996.

 4.5*         Form of 6 5/8% Convertible Preferred Securities (included in
              Exhibit 4.2 above), incorporated by reference to Exhibit 4.4 to Titanium Metals Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

 4.6* Form of 6 5/8% Convertible Subordinated Debentures (included in Exhibit 4.3 above), incorporated by reference to Exhibit
              4.5 to Titanium Metals Corporation's Current Report on Form 8-
              K filed with the Commission on December 5, 1996.

 4.7*         Form of 6 5/8% Trust Common Securities (included in Exhibit
              4.3 above), incorporated by reference to Exhibit 4.5 to Titanium Metals Corporation's Current Report on Form 8-K filed with the Commission on December 5, 1996.

 4.8*         Convertible Preferred Securities Guarantee, dated as of
              November 20, 1996, between Titanium Metals Corporation, as
              Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4.6 to Titanium Metals
              Corporation's Current Report on Form 8-K filed with the
              Commission on December 5, 1996.

 5.1* Opinion of Bartlit Beck Herman Palenchar & Scott as to the legality of the Common Stock, the Convertible Preferred
              Securities, Debentures and Convertible Preferred Guarantee being registered hereby.

 8.1*         Opinion of Kirkland & Ellis as to certain tax matters


12.1*         Statement Regarding Computation of Ratios.

23.1* Consent of Bartlit Beck Herman Palenchar & Scott is contained in the opinion filed as Exhibit 5.1.

23.2* Consent of Kirkland & Ellis is contained in the opinion filed as Exhibit 8.1.

23.3*         Consent of Coopers & Lybrand L.L.P.

23.4*         Consent of KPMG Peat Marwick LLP.

23.5*         Consent of Price Waterhouse LLP.

23.6*         Consent of Price Waterhouse LLP.

23.7*         Awareness Letter of Price Waterhouse LLP.

23.8          Consent of Coopers & Lybrand L.L.P.

24.1*         Limited Powers of Attorney -- included in Part II of the
              Registration Statement.

25.1*         Form T-1 Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of The Chase Manhattan Bank, as
              Trustee under the 6 5/8% Convertible Subordinated Debentures
              Indenture, Property Trustee under the Amended and Restated
              Declaration of Trust and Guarantee Trustee under the Convertible Preferred Securities Guarantee

27.1*         Financial Data Schedule.




*  Previously filed



ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, Titanium Metals Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of September 11, 1997.



                                           TITANIUM METALS CORPORATION

                                           By: /s/ ROBERT E. MUSGRAVES
                                              ---------------------------------

                                           Its: Vice President, General
                                                  Counsel and Secretary




          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.



      Signature                      Title                                Date
         *                     Chairman of the Board and               September 11, 1997
-----------------------------  Chief Executive Officer
    J. Landis Martin

         *                     President, Chief Operating              September 11, 1997
-----------------------------  Officer and Director
    Andrew R. Dixey

/s/ JOSEPH S. COMPOFELICE      Vice President, Chief Financial         September 11, 1997
-----------------------------  Officer and Director
 Joseph S. Compofelice         (Principal Financial Officer)

         *                     Director                                September 11, 1997
-----------------------------
 Edward C. Hutcheson, Jr.

         *                     Director                                September 11, 1997
-----------------------------
General Thomas P. Stafford

                               Director
-----------------------------
       Hiroomi Mikami

/s/ J. THOMAS MONTGOMERY, JR.  Vice President--Finance and             September 11, 1997
-----------------------------  Treasurer (Principal Accounting
 J. Thomas Montgomery, Jr.     Officer)





* By /s/ ROBERT E. MUSGRAVES
    --------------------------------
    Robert E. Musgraves, Attorney-in-Fact

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, TIMET Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, as of September 11, 1997.



                                    TIMET CAPITAL TRUST I


                                    By: /s/ JOSEPH S. COMPOFELICE
                                       -----------------------------------
                                    Joseph S. Compofelice, Regular Trustee


                                    By: /s/ ROBERT E. MUSGRAVES
                                       -----------------------------------
                                    Robert E. Musgraves, Regular Trustee


                                    By: /s/ MARK A. WALLACE
                                       -----------------------------------
                                    Mark A. Wallace, Regular Trustee

                                 EXHIBIT INDEX


Exhibit No.                       Description                              Page
-----------                       -----------                              ----
   23.8               Consent of Coopers & Lybrand L.L.P.